EXHIBIT 1


                          AGREEMENT AND PLAN OF MERGER

                         dated as of September 30, 1997

                                  by and among

                          MARRIOTT INTERNATIONAL, INC.

               (To Be Renamed "Sodexho Marriott Services, Inc."),

                           MARRIOTT-ICC MERGER CORP.,

                              NEW MARRIOTT MI, INC.

                 (To Be Renamed "Marriott International, Inc."),

                             SODEXHO ALLIANCE, S.A.

                                       and

                       INTERNATIONAL CATERING CORPORATION



                                    ARTICLE I

                      THE DISTRIBUTION; SELLER CONTRIBUTION

Section 1.1.  The Distribution...........................................  2
Section 1.2.  The Seller Contribution and Canadian Transfer..............  2


                               ARTICLE II

                               THE MERGER

Section 2.1.  The Merger.................................................  3
Section 2.2.  Effective Time.............................................  3
Section 2.3.  Effects of the Merger......................................  3
Section 2.4.  Certificate of Incorporation...............................  3
Section 2.5.  By-Laws....................................................  3
Section 2.6.  Directors of Surviving Corporation.........................  3
Section 2.7.  Officers...................................................  3
Section 2.8.  Conversion of Company Shares and Company Options...........  4
Section 2.9.  Conversion of Acquisition Shares...........................  5
Section 2.10. Closing....................................................  5


                               ARTICLE III

          REPRESENTATIONS AND WARRANTIES OF SELLER AND COMPANY

Section 3.1.  Organization...............................................  6
Section 3.2.  Capitalization.............................................  7
Section 3.3.  Authority Relative to this Agreement.......................  8
Section 3.4.  Consents and Approvals; No Violations......................  9
Section 3.5.  Absence of Certain Changes................................. 10
Section 3.6.  No Undisclosed Liabilities................................. 10
Section 3.7.  [Reserved]................................................. 10
Section 3.8.  Financial Statements; Changes; Contingencies;
                Distributions............................................ 10
Section 3.9.  Proxy Statement and Form 10................................ 12
Section 3.10. No Default................................................. 12
Section 3.11. Litigation; Compliance with Law............................ 12
Section 3.12. Employee Benefit Plans; ERISA.............................. 13
Section 3.13. Assets; Intellectual Property.............................. 15
Section 3.14. Contracts.................................................. 15
Section 3.15. Taxes...................................................... 17
Section 3.16. Labor Matters.............................................. 18
Section 3.17. Accounting Records; Internal Controls...................... 18
Section 3.18. Insurance.................................................. 19
Section 3.19. Permits.................................................... 19
Section 3.20. Business Relationships..................................... 19
Section 3.21. Environmental Compliance................................... 20
Section 3.22. Accounts Receivable........................................ 21
Section 3.23. Transactions with Certain Persons.......................... 21
Section 3.24. Certain Fees............................................... 21
Section 3.25. Certain Operations......................................... 21
Section 3.26. Investment Representation.................................. 22


                               ARTICLE IV

        REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION

Section 4.1.  Organization............................................... 22
Section 4.2.  Capitalization............................................. 23
Section 4.3.  Authority Relative to this Agreement....................... 24
Section 4.4.  Consents and Approvals; No Violations...................... 25
Section 4.5.  Absence of Certain Changes................................. 26
Section 4.6.  No Undisclosed Liabilities................................. 26
Section 4.7.  Reports.................................................... 27
Section 4.8.  Financial Statements; Changes; Contingencies;
                Distributions............................................ 27
Section 4.9.  Proxy Statement and Form 10................................ 29
Section 4.10. No Default................................................. 29
Section 4.11. Litigation; Compliance with Law............................ 29
Section 4.12. Employee Benefit Plans; ERISA.............................. 30
Section 4.13. Assets; Intellectual Property.............................. 32
Section 4.14. Contracts.................................................. 33
Section 4.15. Taxes...................................................... 34
Section 4.16. Labor Matters.............................................. 35
Section 4.17. Accounting Records; Internal Controls...................... 35
Section 4.18. Insurance.................................................. 36
Section 4.19. Permits.................................................... 36
Section 4.20. Business Relationships..................................... 36
Section 4.21. Environmental Compliance................................... 37
Section 4.22. Accounts Receivable........................................ 37
Section 4.23. Transactions with Certain Persons.......................... 37
Section 4.24. Certain Fees............................................... 38
Section 4.25. Parent Rights Plan......................................... 38


                                ARTICLE V

                REPRESENTATIONS AND WARRANTIES OF SPINCO

Section 5.1.  Organization............................................... 38
Section 5.2.  Authority Relative to this Agreement....................... 38
Section 5.3.  Consents and Approvals; No Violations...................... 39


                               ARTICLE VI

                                COVENANTS

Section 6.1.  Conduct of Business of Company............................. 40
Section 6.2.  Conduct of Retained Business............................... 42
Section 6.3.  Acquisition Proposals...................................... 44
Section 6.4.  Access to Information...................................... 46
Section 6.5.  Reasonable Efforts......................................... 47
Section 6.6.  Consents................................................... 47
Section 6.7.  Antitrust Filings.......................................... 47
Section 6.8.  Public Announcements....................................... 48
Section 6.9.  Financial Statements....................................... 49
Section 6.10. Registration of Spinco Shares.............................. 49
Section 6.11. Stockholders' Approval..................................... 50
Section 6.12. Tax Ruling................................................. 50
Section 6.13. Tax Sharing Agreement...................................... 51
Section 6.14. Notices of Certain Events.................................. 51
Section 6.15. Transaction Documents...................................... 51
Section 6.16. Retention of Auditors...................................... 52
Section 6.17. Termination or Redemption of Parent Rights Plan............ 52


                               ARTICLE VII

                CONDITIONS TO CONSUMMATION OF THE MERGER

Section 7.1.  Conditions to Each Party's Obligation to Effect the
                Merger................................................... 52
Section 7.2.  Conditions to the Obligation of Seller and Company to
                Effect the Merger........................................ 53
Section 7.3.  Conditions to Obligations of Parent, Spinco and
                Acquisition to Effect the Merger......................... 55


                              ARTICLE VIII

                     TERMINATION; AMENDMENT; WAIVER

Section 8.1.  Termination................................................ 56
Section 8.2.  Effect of Termination...................................... 58
Section 8.3.  Amendment.................................................. 58
Section 8.4.  Extension; Waiver.......................................... 58


                               ARTICLE IX

                              MISCELLANEOUS

Section 9.1.  Survival................................................... 58
Section 9.2.  Entire Agreement........................................... 58
Section 9.3.  Governing Law.............................................. 59
Section 9.4.  Notices.................................................... 59
Section 9.5.  Successors and Assigns; No Third Party Beneficiaries....... 60
Section 9.6.  Counterparts............................................... 60
Section 9.7.  Interpretation............................................. 60
Section 9.8.  Schedules.................................................. 61
Section 9.9.  Legal Enforceability....................................... 61
Section 9.10. Specific Performance....................................... 61
Section 9.11. Consent to Jurisdiction; Waiver of Jury Trial.............. 61
Section 9.12. Certain Expenses........................................... 62



                             TABLE OF DEFINED TERMS

Term                                                               Section No.
----                                                               -----------

Acquired Companies....................................................Recitals
Acquired Company Material Contract.....................................3.14(a)
Acquired Company Financial Statements......................................3.6
Acquisition...........................................................Recitals
Acquisition Proposal....................................................6.3(c)
Acquisition Share.........................................................2.10
Affiliate...............................................................3.2(b)
Agreement.............................................................Recitals
Antitrust Authorities...................................................6.7(a)
Antitrust Law...........................................................6.7(a)
Audit..................................................................3.15(i)
Benefits Allocation Agreement...........................Distribution Agreement
Business Day...............................................................9.4
Canadian GAAP..........................................................3.12(f)
Certificate of Merger......................................................2.2
Closing...................................................................2.10
Closing Date...........................................................2.10(c)
Code.......................................................................2.8
Combined Business Material Adverse Effect...............................7.2(a)
Commission..............................................................3.4(a)
Company...............................................................Recitals
Company Auditors........................................................3.8(a)
Company Business..........................................................3.13
Company Canadian Plans.................................................3.12(f)
Company Material Adverse Effect........................................ 3.1(a)
Company Options.........................................................2.8(c)
Company Plans..........................................................3.12(a)
Company Share...........................................................2.9(a)
Confidentiality Agreement...............................................6.4(c)
Contract................................................................3.4(b)
Corporate Governance Arrangements.........................................6.13
DGCL....................................................................2.1(b)
Distribution..........................................................Recitals
Distribution Agreement................................................Recitals
Effective Time.............................................................2.2
Encumbrance.............................................................3.2(a)
ERISA..................................................................3.12(a)
ERISA Affiliate........................................................3.12(a)
Exchange Act............................................................3.4(a)
Form 10.................................................Distribution Agreement
GAAP....................................................................3.8(a)
Governmental Entity.....................................................3.4(a)
HSR Act.................................................................3.4(a)
Intellectual Property.....................................................3.13
IRS....................................................................3.12(a)
Law.....................................................................3.4(b)
LYONs...................................................Distribution Agreement
Merger.....................................................................2.1
MMS...................................................................Recitals
MMS Canada..............................................Distribution Agreement
MMS UK................................................................Recitals
Multiemployer Plan.....................................................3.12(b)
OFT.....................................................................3.4(a)
Omnibus Agreement.......................................................3.1(a)
Parent................................................................Recitals
Parent Auditors.........................................................4.8(a)
Parent Canadian Plans..................................................4.12(h)
Parent Common Stock.....................................................2.8(a)
Parent Material Adverse Effect.............................................4.1
Parent Plans...........................................................4.12(a)
Parent Rights Plan........................................................4.25
Parent SEC Documents....................................................4.7(a)
Parent Share............................................................2.9(a)
Parent Stock Options.......................................................4.2
Parent Stockholder Approval................................................4.3
PBGC...................................................................4.12(a)
Permit....................................................................3.19
Person..................................................................2.8(a)
Potential Acquiror.........................................................6.3
Proxy Statement.........................................Distribution Agreement
Required Regulatory Approvals...........................................3.4(a)
Retained Business..........................................................4.1
Retained Business Financial Statements.....................................4.6
Retained Employees......................................Distribution Agreement
Retained Subsidiaries......................................................4.1
SEC.....................................................................4.7(a)
Securities Act..........................................................3.4(a)
Seller................................................................Recitals
Seller Contribution.................................................. Recitals
Seller Material Adverse Effect......................................... 3.1(a)
Sodexho Canada........................................................Recitals
Spinco................................................................Recitals
Spinco Assets...........................................Distribution Agreement
Spinco Material Adverse Effect.............................................5.1
Spinco Subsidiaries.....................................Distribution Agreement
Subsidiary..............................................................2.8(a)
Surviving Corporation......................................................2.1
Surviving Corporation Shares..............................................2.10
Taxes..................................................................3.15(i)
Tax Returns............................................................3.15(i)
Tax Sharing Agreement.....................................................6.13
Transaction Documents...................................................3.1(a)
UK Stock Purchase Agreement...........................................Recitals


                                    EXHIBITS

Exhibit A ..............................Net Tangible Assets Adjustment Formula
Exhibit B ...............................................Certificate of Merger
Exhibit C........................................Form of Tax Sharing Agreement
Exhibit D......................................Corporate Governance Term Sheet
Exhibit E-1.......................................Form of Assistance Agreement
Exhibit E-2.......................................Royalty Agreement Term Sheet


                           SCHEDULES

Schedule 2.6   Directors of Surviving Corporation
Schedule 2.7   Officers of Surviving Corporation

Seller's Disclosure Schedule
Parent's Disclosure Schedule


                          AGREEMENT AND PLAN OF MERGER

                  THIS AGREEMENT AND PLAN OF MERGER, dated as of September 30, 1997 (this "Agreement"), is among MARRIOTT INTERNATIONAL, INC., a Delaware corporation to be renamed "Sodexho Marriott Services, Inc." ("Parent"), MARRIOTT-ICC MERGER CORP., a Delaware corporation and a direct wholly-owned subsidiary of Parent ("Acquisition"), NEW MARRIOTT MI, INC., a Delaware corporation and a wholly-owned subsidiary of Parent to be renamed "Marriott International, Inc." ("Spinco"), SODEXHO ALLIANCE, S.A., a societe anonyme organized under the laws of France ("Seller"), and INTERNATIONAL CATERING CORPORATION, a Delaware corporation and a wholly-owned subsidiary of Seller ("Company").

                                    RECITALS

                  WHEREAS, the Boards of Directors of Parent, Acquisition, Seller and Company deem it advisable and in the best interests of their respective stockholders to combine the businesses of Parent's management services division and Company on the terms and conditions hereinafter set forth;

                  WHEREAS, pursuant to the terms of the Distribution Agreement dated as of the date hereof (the "Distribution Agreement") between Parent and Spinco, Parent will contribute the assets and certain of the liabilities of all of its businesses other than Parent's management services division to Spinco;

                  WHEREAS, as provided in the Distribution Agreement, Parent will make a distribution (the "Distribution") to its stockholders as of the Distribution Record Date (as hereinafter defined), on a pro rata basis, of 100% of the shares of capital stock of Spinco issued and outstanding immediately prior to such distribution;

                  WHEREAS, as soon as reasonably possible following the date hereof Parent will cause its wholly-owned subsidiary, Marriott Management Services Corp., a New York corporation ("MMS"), to sell to Seller or its designee the businesses of Parent's management services division conducted in the United Kingdom through Marriott Management Services (U.K.) Ltd., a limited company registered in England ("MMS UK"), pursuant to a stock purchase agreement dated as of the date hereof (the "UK Stock Purchase Agreement");

                  WHEREAS, as provided herein, Seller will make a cash contribution to Company prior to the Merger (as defined herein) in an amount determined in accordance with the terms hereof (the "Seller Contribution"); and

                  WHEREAS, immediately following the Distribution and the Seller Contribution, (i) Acquisition will merge with and into Company and Seller will transfer to Parent all of the outstanding capital stock of Sodexho Financiere du Canada Inc. ("Sodexho Canada" and, together with Company, "Acquired Companies"), in each case pursuant to the terms hereof, (ii) all of the issued and outstanding shares of Company common stock will be converted into common stock of Parent in such amounts as are determined herein, and (iii) all issued and outstanding shares of Acquisition will be converted into all the outstanding capital stock of the Surviving Corporation, as a result of which Company (as the Surviving Corporation in the merger) will become a wholly-owned subsidiary of Parent.

                  NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Acquisition, Spinco, Seller and Company hereby agree as follows:

                                    ARTICLE I

                      THE DISTRIBUTION; SELLER CONTRIBUTION

                  Section 1.1. The Distribution. Upon the terms and subject to the conditions of the Distribution Agreement, prior to the Effective Time, the parties thereto shall effect the transactions contemplated by the Distribution Agreement including, immediately prior to the Effective Time, the Distribution.

                  Section 1.2.  The Seller Contribution and Canadian Transfer.

                  (a) Immediately prior to the Effective Time, Seller will make the Seller Contribution to Company in an amount equal to $304,000,000 in immediately available funds. Following the Effective Time, Seller will pay Parent, or Parent will pay Seller, as the case may be, any amounts determined in accordance with Exhibit A based on target Adjusted Net Tangible Assets for the Acquired Companies, on a combined basis, of $269,000,000.

                  (b) Seller shall transfer to Parent all of the outstanding capital stock of Sodexho Canada, which contribution shall be made (and effective) at the Effective Time, by delivering to Parent the certificates evidencing such stock, properly endorsed for transfer to or accompanied by a duly executed stock power in favor of Parent or its nominee and otherwise in a form acceptable for transfer on the books of Sodexho Canada.


                                   ARTICLE II

                                   THE MERGER

                  Section 2.1. The Merger. Upon the terms and subject to the conditions hereof, at the Effective Time in accordance with the Delaware General Corporation Law (the "DGCL"), Acquisition shall be merged (the "Merger") with and into Company. From and after the Effective Time, Company shall continue as the surviving corporation (the "Surviving Corporation") and the separate corporate existence of Acquisition shall cease.

                  Section 2.2. Effective Time. The Merger shall become effective at such time (the "Effective Time") as a certificate of merger in the form set forth as Exhibit B hereto (the "Certificate of Merger") is filed with the Delaware Secretary of State. Such filing shall be made simultaneously with or as soon as practicable after the closing of the transactions contemplated by this Agreement in accordance with Section 2.10.

                  Section 2.3. Effects of the Merger. The Merger shall have the effects set forth in the DGCL. As of the Effective Time, Company shall be a wholly-owned subsidiary of Parent.

                  Section 2.4. Certificate of Incorporation. The certificate of incorporation of Company in effect immediately prior to the Effective Time will be the certificate of incorporation of the Surviving Corporation after the Effective Time, and thereafter may be amended in accordance with its terms and as provided by the DGCL.

                  Section 2.5. By-Laws. The by-laws of Company as in effect immediately prior to the Effective Time shall be the by-laws of the Surviving Corporation after the Effective Time, and thereafter may be amended in accordance with their terms and as provided by the certificate of incorporation of the Surviving Corporation and the DGCL.

                  Section 2.6. Directors of Surviving Corporation. The individuals identified on Schedule 2.6 hereto shall be the initial directors of the Surviving Corporation and will hold office from the Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the certificate of incorporation and by-laws of the Surviving Corporation, or as otherwise provided by the DGCL.

                  Section 2.7. Officers. The individuals identified on Schedule
2.7 hereto shall be the initial officers of the Surviving Corporation and will hold office from the Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the certificate of incorporation and by-laws of the Surviving Corporation, or as otherwise provided by the DGCL.

                  Section 2.8. Conversion of Company Shares and Company Options. At the Effective Time:

                  (a) By virtue of the Merger and without any action on the part of Seller other than the transfer of the stock of Sodexho Canada to Parent, all shares of common stock, par value $0.001 per share, of Company (each, a "Company Share") issued and outstanding immediately prior to the Effective Time (all of which are held by Seller) shall be converted into the right to receive, and become exchangeable for, a number of shares of validly issued, fully paid and nonassessable common stock of Parent, par value $1.00 per share (the "Parent Common Stock") (each such share, a "Parent Share"), upon the surrender of the certificate(s) formerly representing such Company Shares, such that Seller shall, in the aggregate, have the right to receive a number of Parent Shares which, when added to Parent Shares issuable upon exercise of options issued pursuant to Section 2.8(c), equal 49% of the Parent Shares (other than Parent Shares held in the treasury of Parent or held by any wholly owned Subsidiary of Parent) issued and outstanding immediately after the Effective Time. As used in this Agreement, (x) the term "Subsidiary" means with respect to any Person, (a) any corporation of which at least a majority in interest of the outstanding voting stock (having by the terms thereof voting power under ordinary circumstances to elect a majority of the directors of such corporation, irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned or controlled by such Person, by one or more Subsidiaries of such Person, or by such Person and one or more of its Subsidiaries, or (b) any non-corporate entity in which such Person, one or more subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has at least majority ownership interest; and (y) the term "Person" means any individual, corporation, partnership, association, trust, estate or other entity or organization, including any governmental entity or authority.

                  The Parent Shares issuable under this Agreement (including upon exercise of options issued pursuant to Section 2.8(c), unless Parent Shares issuable thereunder are covered by an effective registration statement on Form S-8 or other appropriate form) shall not be registered or qualified under the Securities Act or any state securities law, and shall bear the following legend:

         THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW. NO TRANSFER OR SALE OF THESE SECURITIES OR ANY INTEREST THEREIN MAY BE MADE WITHOUT SUCH REGISTRATION AND QUALIFICATION UNLESS THE ISSUER RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE ISSUER STATING THAT SUCH TRANSFER OR SALE DOES NOT REQUIRE REGISTRATION OR QUALIFICATION UNDER APPLICABLE LAW.

                  (b) Each Company Share held in the treasury of Company or held by any Subsidiary of Company immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and retired and cease to exist.

                  (c) Pursuant to Company's 1996 Stock Option Plan, Company has granted, and there are currently outstanding, 381,300 options, each of which accords the holder thereof the right to purchase a Company Share (each, a "Company Option"). Each holder of Company Options outstanding immediately prior to the Effective Time shall have their Company Options treated as follows: (i) 42% of the Company Options held by such holder shall be settled in cash for $36.21 each; and (ii) 58% of the Company Options held by such holder shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive, and become exchangeable for, options to purchase Parent Shares on terms determined by the Surviving Corporation's Board of Directors within two days after the Closing Date (as defined in Section 2.10), the number and exercise price of such options to be determined in accordance with the methodology set forth in Section 424 of the Internal Revenue Code of 1986, as amended (the "Code").

                  Section 2.9. Conversion of Acquisition Shares. Each share of common stock of Acquisition (each such share, an "Acquisition Share") issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and exchangeable for one share of common stock of the Surviving Corporation. From and after the Effective Time, Acquisition shall be entitled to treat outstanding certificates which immediately prior to the Effective Time represented Acquisition Shares as evidencing ownership of the number of shares of common stock of the Surviving Corporation (the "Surviving Corporation Shares") which the holder of the Acquisition Shares represented by such certificates is entitled to receive pursuant to this Section 2.9, and the holder of such certificates shall not be required to surrender such certificates for exchange. Surviving Corporation Shares which the holder of Acquisition Shares is entitled to receive in the Merger shall be deemed to have been issued at the Effective Time.

                  Section 2.10. Closing. The closing (the "Closing") of the transactions contemplated by this Agreement and the Transaction Documents (as defined in Section 3.1(a)) shall take place at the offices of O'Melveny & Myers LLP, 555 13th Street, N.W., Washington, D.C., on the last day of Parent's accounting period immediately following (a) the vote of stockholders of Parent approving and adopting the Merger, the Distribution and the transactions contemplated thereby (assuming each of the other conditions set forth in Article VII has been satisfied or waived), or (b) such later date on which the last of the conditions set forth in Article VII hereof is satisfied or waived, or at such other time and place as Parent, Acquisition, Spinco, Seller and Company shall agree (the date on which the Closing occurs being the "Closing Date").


                                   ARTICLE III

              REPRESENTATIONS AND WARRANTIES OF SELLER AND COMPANY

                  Except as otherwise indicated on Seller's Disclosure Schedule dated September 30, 1997 previously delivered to Parent and Acquisition ("Seller's Disclosure Schedule"), Seller and Company each represent and warrant to Parent and Acquisition as follows:

                  Section 3.1.  Organization.

                  (a) Each of Seller and each Acquired Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each Acquired Company is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not, when taken together with all other such failures, have or reasonably be expected to have a material adverse effect on (x) the business, operations, properties, assets, conditions (financial or other) or results of operations of Seller and its Subsidiaries taken as a whole, or the ability of Seller to perform its obligations under or to consummate the transactions contemplated by this Agreement and the Transaction Documents (as defined below) (a "Seller Material Adverse Effect"), or (y) the business, operations, properties, assets, conditions (financial or other) or results of operations of the Acquired Companies and their Subsidiaries taken as a whole, or the ability of either Acquired Company to perform its obligations under or consummate the transactions contemplated by this Agreement and the Transaction Documents (a "Company Material Adverse Effect"). True, accurate and complete copies of the certificate of incorporation and by-laws (or other organizational documents) of each Acquired Company, as in effect on the date hereof, including all amendments thereto, have heretofore been delivered to Parent. For purposes of this Agreement, "Transaction Documents" means the Omnibus Restructuring Agreement dated as of the date hereof among the parties hereto (the "Omnibus Agreement"), the Distribution Agreement, the UK Stock Purchase Agreement, the Certificate of Merger, the Tax Sharing Agreement (as defined in Section 6.13), the documents to be entered into consistent with the Corporate Governance Term Sheet attached hereto as Exhibit D, the Assistance Agreement in the form attached hereto as Exhibit E-1, the Royalty Agreement to be entered into consistent with the Royalty Agreement Term Sheet attached hereto as Exhibit E-2 and, to the extent not included in any of the foregoing, each Related Agreement (as defined in the Distribution Agreement).

                  (b) Neither Acquired Company has any Subsidiaries except those listed in Section 3.1(b) of Seller's Disclosure Schedule. Neither Acquired Company has any interest, direct or indirect, or any commitment to purchase any interest, direct or indirect, in any other Person. The business of each Acquired Company and its Subsidiaries reflected in the Acquired Company Financial Statements (as defined in Section 3.6) has not been conducted through any other Subsidiaries or Affiliates (as defined below) of Seller. Except as disclosed in
Section 3.1(b) of Seller's Disclosure Schedule, each direct and indirect Subsidiary of each Acquired Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each Subsidiary of each Acquired Company is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not, when taken together with all other such failures, have or reasonably be expected to have a Company Material Adverse Effect. Neither Acquired Company nor their respective Subsidiaries derive any revenue from business outside of the United States of America and Canada. As used in this Agreement, "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person. For purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing.

                  Section 3.2.  Capitalization.

                  (a) The authorized capital stock of Company consists of 10,820,000 Company Shares, of which 10,417,000 Company Shares are issued and outstanding, all of which are owned beneficially and of record by Seller. The authorized capital stock of Sodexho Canada consists of 90,238 shares of common stock, all of which are issued, outstanding and owned beneficially and of record by Seller. All of the issued and outstanding Company Shares and shares of capital stock of Sodexho Canada are validly issued, fully paid and non-assessable and free of preemptive rights and are free and clear of any liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever (collectively, "Encumbrances"). Except as set forth in
Section 3.2(a) of Seller's Disclosure Schedule, there are not now, and at the Effective Time there will not be, any shares of capital stock of either Acquired Company issued or outstanding or any outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement obligating either Acquired Company or any Subsidiary of either Acquired Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of either Acquired Company or obligating either Acquired Company or any of their Subsidiaries to grant, extend or enter into any such agreement or commitment. Following the Merger, neither Acquired Company will have any obligation to issue, transfer or sell any shares of its capital stock pursuant to any employee benefit plan or otherwise.

                  (b) There are not now, and at the Effective Time there will not be, any voting trusts, proxies or other agreements or understandings to which Seller or any Subsidiary of Seller is a party or is bound with respect to the voting of any shares of capital stock of either Acquired Company or any of their Subsidiaries.

                  (c) All of the issued and outstanding shares of capital stock (or other equity interests) of each Subsidiary of each Acquired Company are validly issued, fully paid and non-assessable and free of preemptive rights, and those owned directly or indirectly by each Acquired Company are owned free and clear of any Encumbrances. Each Acquired Company owns directly or indirectly all of the issued and outstanding shares of the capital stock (and other equity interests) of its Subsidiaries. Except as set forth in Section 3.2(c) of Seller's Disclosure Schedule, there are not now, and at the Effective Time there will not be, any shares of capital stock (or other equity interests) of any Subsidiary of either Acquired Company issued or outstanding or any outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement obligating either Acquired Company or any Subsidiary of either Acquired Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock (or other equity interests) of any Subsidiary of such Acquired Company or obligating such Acquired Company or any of its Subsidiaries to grant, extend or enter into any such agreement or commitment.

                  Section 3.3. Authority Relative to this Agreement. Each of Seller and Company has full corporate power and authority to execute and deliver this Agreement and each Transaction Document to which it is a party, as the case may be, and, subject to the Required Regulatory Approvals (as defined below), to consummate the transactions contemplated hereby and thereby. The execution and delivery by each of Seller and Company of this Agreement and each Transaction Document to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Boards of Directors of Seller and Company, and Seller, as holder of all the outstanding Company Shares, has approved and adopted this Agreement and the Merger. No other corporate proceedings on the part of Seller or Company, including any approval by the stockholders of Seller, are or will be necessary to authorize this Agreement or any Transaction Document or to consummate the transactions contemplated hereby or thereby. This Agreement has been duly and validly executed and delivered by each of Seller and Company and constitutes a valid and binding agreement of each of Seller and Company, and each Transaction Document to which Seller or Company will be a party, when executed and delivered by such party, will be a valid and binding agreement of each of Seller and Company, enforceable against each of Seller and Company in accordance with its terms except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws, now or hereafter in effect, relating to the creditors' rights generally and
(b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                  Section 3.4.  Consents and Approvals; No Violations.

                  (a) Except for any approvals required under the Securities Exchange Act of 1934, as amended, and all rules and regulations thereunder (the "Exchange Act"), and the Securities Act of 1933, as amended, and all rules and regulations thereunder (the "Securities Act"), the expiration of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the confirmation by the Office of Fair Trading of the United Kingdom (the "OFT") that it is not the intention of the Secretary of State to refer the transactions contemplated hereby to the Monopolies and Mergers Commission, the filing and recordation of the Certificate of Merger as required by the DGCL (such filings and approvals are collectively referred to as the "Required Regulatory Approvals"), such filings and approvals as may be required under the "takeover" or "blue sky" laws of various states, and as disclosed in Section 3.4(a) of Seller's Disclosure Schedule or as contemplated by this Agreement, no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any Governmental Entity or any other Person is necessary for the execution and delivery of this Agreement and the Transaction Documents by Seller or Company or the consummation by Seller or Company of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not, in the aggregate, have or reasonably be expected to have a Seller Material Adverse Effect or a Company Material Adverse Effect. For purposes of this Agreement, "Governmental Entity" means any court, agency, authority, board, bureau, commission, department, regulatory or administrative body, office or instrumentality of any nature whatsoever of any governmental or quasi-governmental unit (including the New York Stock Exchange or any other national stock exchange), whether federal, state, parish, county, district, municipality, city, political subdivision or otherwise, domestic or foreign, or any other entity exercising executive, legislative, judicial regulatory or administrative functions of or pertaining to government, whether now or hereafter in effect.

                  (b) Except as set forth in Section 3.4(b) of Seller's Disclosure Schedule, the execution and delivery by each of Seller and Company of this Agreement and each Transaction Document to which it is a party do not, and the consummation by Seller and Company of the transactions contemplated hereby and thereby will not, in any material respect, violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Encumbrance upon any of the properties or assets of Seller or any of its Subsidiaries under any of the terms, conditions or provisions of (i) the respective charters or by-laws (or other organizational documents) of Seller or any of its Subsidiaries, (ii) subject to obtaining the Required Regulatory Approvals, any material Law (as defined below) applicable to Seller or any of its Subsidiaries or any of their respective properties or assets, (iii) any Acquired Company Material Contract (as defined in Section 3.14) or (iv) any material Contract (as defined below) to which Seller or any of its Subsidiaries is now a party or by which Seller or any of its Subsidiaries or any of their respective properties or assets may be bound or affected. For purposes of this Agreement, "Law" means any statute, law, constitutional provision, code, regulation, ordinance, rule, judgment, order, decree, permit, concession, grant, franchise, license, agreement, directive, binding guideline or policy or rule of common law, requirement of, or other governmental restriction of or determination by, or any interpretation of any of the foregoing by, in each case whether now or hereafter in existence, any Governmental Entity; and "Contract" means any agreement, arrangement, note, bond, mortgage, indenture, or other evidence of indebtedness, commitment, franchise, concession, contract, indemnity, indenture, instrument, lease (including any real estate lease), license or understanding, whether or not in writing.

                  Section 3.5. Absence of Certain Changes. Except (a) as set forth in Section 3.5 of Seller's Disclosure Schedule or (b) as contemplated by this Agreement, from August 31, 1996 until the date hereof, neither Acquired Company nor any of their respective Subsidiaries has (i) taken any actions that, if taken by an Acquired Company or any of its Subsidiaries during the period from the date hereof through the Effective Time, would constitute a material breach of Section 6.1 hereof, (ii) suffered any changes, events or circumstances that, in the aggregate, would result or reasonably be expected to result in a Company Material Adverse Effect, or (iii) conducted its business or operations in any material respect other than in the ordinary and usual course of business, consistent with past practices.

                  Section 3.6. No Undisclosed Liabilities. Except in connection with the Merger and the Distribution or as expressly disclosed and described in
Section 3.6 of Seller's Disclosure Schedule, neither Acquired Company or any of their respective Subsidiaries had at August 31, 1996, or has incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature except (a) liabilities, obligations or contingencies
(i) which are accrued or reserved against in the financial statements of the Acquired Companies provided pursuant to Section 3.8 hereof (the "Acquired Company Financial Statements") or reflected in the notes thereto or (ii) which were incurred after August 31, 1996 in the ordinary course of business and consistent with past practices and (b) liabilities, obligations or contingencies which (x) have not and would not reasonably be expected to have a Seller Material Adverse Effect or Company Material Adverse Effect or (y) have been discharged or paid in full prior to the date hereof.

                  Section 3.7.  [Reserved]

                  Section 3.8. Financial Statements; Changes; Contingencies; Distributions.

                  (a) Seller and Company have delivered to Parent (x) consolidated balance sheets for Company and its Subsidiaries at August 31, 1996 and 1995 and the related consolidated statements of operations, cash flow, and changes in stockholder's equity for the twelve month periods ended August 31, 1996 and 1995 and (y) consolidated balance sheets for Sodexho Canada and its Subsidiaries at August 31, 1996 and 1995 and the related consolidated statements of operations, cash flow and changes in stockholder's equity for the twelve month periods ended August 31, 1996 and 1995. All such financial statements have been audited by Price Waterhouse LLP (the "Company Auditors") whose reports thereon are included with such financial statements. The financial statements referred to in item (x) above have been prepared in conformity with U.S. generally accepted accounting principles ("GAAP") applied on a consistent basis (except for changes, if any, required by GAAP and disclosed therein) and the financial statements referred to in item (y) above have been prepared in conformity with Canadian generally accepted accounting principles applied on a consistent basis (except for changes, if any, required by Canadian generally accepted accounting principles and disclosed therein). The statements of operations and cash flow present fairly in all material respects the results of operations and cash flows of each Acquired Company and its respective Subsidiaries for the respective periods covered, and the balance sheets present fairly in all material respects the financial condition of each Acquired Company and its respective Subsidiaries as of their respective dates. Seller and Company have made available to Parent and Acquisition copies of each management letter or other letter delivered to either of them by the Company Auditors (or management points relating thereto) in connection with such financial statements or relating to any review by the Company Auditors of the internal controls of each Acquired Company during the two-year period ended August 31, 1996, and have made available to the Parent Auditors and/or Parent's management for inspection all reports and working papers produced or developed by the Company Auditors or management in connection with their examination of such financial statements, other than those such reports and working papers prepared by the Company Auditors relating to (i) assessment of risk of the engagement, (ii) planning for the engagement, and (iii) other such reports and working papers not customarily provided by independent auditors to third party purchasers in transactions of this size and kind. Since August 31, 1994, there has been no change in any of the significant accounting policies, practices or procedures of either Acquired Company and/or its Subsidiaries.

                  (b) Seller and Company have delivered to Parent an unaudited combined balance sheet for the Acquired Companies and their Subsidiaries at August 31, 1997, and the related unaudited combined statement of operations for the year then ended. Such unaudited financial statements have been prepared in conformity with GAAP applied on a consistent basis except for changes, if any, required by GAAP and disclosed therein. The statement of operations presents fairly the results of operations of the Acquired Companies and their Subsidiaries for such period, and the balance sheet presents fairly in all material respects the financial condition of the Acquired Companies as of such date. All such financial statements reflect all adjustments (which, except as otherwise indicated on such financial statements, consist only of normal recurring adjustments not material in amount and include estimated provisions for year-end adjustments) necessary for a fair presentation. At the date of such balance sheet, neither the Acquired Companies nor any of their Subsidiaries had any material liability (actual, contingent or accrued) that, in accordance with GAAP applied on a consistent basis, should have been shown or reflected therein but was not except for the omission of notes with respect to contingent liabilities that in the aggregate did not materially exceed those so reported in the most recent of the audited statements delivered and that were of substantially the same type as so reported.

                  (c) Except as set forth in Section 3.8(c) of Seller's Disclosure Schedule, there has been no dividend or other distribution of assets or securities whether consisting of money, property or any other thing of value, declared, issued or paid since the date of the most recent financial statements described in Section 3.8(a) by either Acquired Company or any of their Subsidiaries, except for cash dividends paid out in the ordinary course.

                  Section 3.9. Proxy Statement and Form 10. None of the information to be provided by Seller or either Acquired Company to Parent or Acquisition for inclusion in the Proxy Statement or the Form 10 (each as defined in the Distribution Agreement) (or any registration statement contemplated pursuant to Article III of the Distribution Agreement) will be false or misleading with respect to any material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                  Section 3.10. No Default. Except as set forth in Section 3.10 of Seller's Disclosure Schedule, neither Seller nor any of its Subsidiaries (i) is in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of its charter or by-laws (or other organizational documents) or (ii) is in default or violation (and no event has occurred which with notice or lapse of time or both would constitute a default or violation) in any material respect of any term, condition or provision of (a) any Acquired Company Material Contract, or (b) any material order, writ, injunction, decree, statute, rule or regulation applicable to either Acquired Company or any of their respective Subsidiaries.

                  Section 3.11.  Litigation; Compliance with Law.

                  (a) Except as set forth at Section 3.11(a) of Seller's Disclosure Schedule, as of the date hereof, there are no actions, suits, claims, proceedings or investigations pending or, to the best knowledge of Seller and Company, threatened, involving either Acquired Company or any of their respective Subsidiaries or any of their respective properties or assets (or any Person whose liability therefrom may have been retained or assumed by either Acquired Company or any of their respective Subsidiaries either contractually or by operation of law), by or before any Governmental Entity or by any Person which have had or would reasonably be expected to result in damages in excess of $100,000 or have a Company Material Adverse Effect. Neither Acquired Company, any of their Subsidiaries or any of their respective properties or assets is subject to any outstanding order, writ, injunction or decree which would reasonably be expected to have a Seller Material Adverse Effect or a Company Material Adverse Effect or materially impair or interfere with the operation of either Acquired Company's business as currently conducted.

                  (b) Except as set forth in Section 3.11(b) of Seller's Disclosure Schedule, each Acquired Company and its Subsidiaries are now being and in the past have been operated in compliance in all material respects with all Laws.

                  Section 3.12.  Employee Benefit Plans; ERISA.

                  (a) Except for those matters set forth in Section 3.12(a) of Seller's Disclosure Schedule, (i) each "employee benefit plan" (as defined in
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and all other employee benefit, bonus, incentive, stock option (or other equity-based), severance, change in control, welfare (including post-retirement medical and life insurance) and fringe benefit plans (whether or not subject to ERISA) maintained or sponsored by Company or its Subsidiaries or any trade or business, whether or not incorporated, that would be deemed under
Section 414 of the Code to be a "single employer" (each, an "ERISA Affiliate") with Company, for the benefit of any U.S. employee or former U.S. employee of Company or any of its ERISA Affiliates (the "Company Plans") is, and has been, operated in all material respects in accordance with its terms and in substantial compliance (including with respect to the making of governmental filings) with all applicable Laws, including ERISA and the applicable provisions of the Code, (ii) each of the Company Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the Internal Revenue Service (the "IRS") to be so qualified and (iii) there are no material pending or, to the knowledge of Company, threatened claims (other than routine claims for benefits) by, on behalf of or against any of the Company Plans or any trusts related thereto other than routine benefit claim matters. All Company Plans are listed in Section 3.12(a) of Seller's Disclosure Schedule.

                  (b) (i) No Company Plan, other than a "multiemployer plan" (within the meaning of Section 3(37) of ERISA (a "Multiemployer Plan") is subject to Title IV of ERISA or Section 412 of the Code, (ii) neither Company nor any of its ERISA Affiliates has incurred any material withdrawal liability (including any contingent or secondary withdrawal liability) within the meaning of Sections 4201 and 4204 of ERISA to any Multiemployer Plan which has not been satisfied in full, and (iii) other than with respect to any Multiemployer Plan, there has been no act or omission resulting in liability under Chapter 43 of the Code or Sections 409, 502(c), 502(i), 502(l) or 4071 of ERISA with respect to any Company Plan.

                  (c) Neither Company nor any of its ERISA Affiliates has failed to make any contribution or payment to any Company Plan or Multiemployer Plan which, in either case has resulted or could result in the imposition of a material Encumbrance or the posting of a material bond or other material security under ERISA or the Code.

                  (d) Except as otherwise set forth on Section 3.12(d) of Seller's Disclosure Schedule or as expressly provided for in this Agreement, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or officer of either Acquired Company or any ERISA Affiliate of Company to severance pay, unemployment compensation or any other payment, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer.

                  (e) Except as set forth on Section 3.12(e) of Seller's Disclosure Schedule, neither Acquired Company nor any of their respective Subsidiaries have any employment or consulting agreements, written or oral, with any employees that provide for annual base compensation in excess of $150,000. Seller has provided to Parent copies of each such employment or consulting agreement that provides for annual base compensation in excess of $150,000, and has made all other such agreements available to Parent. Section 3.12(e) of Seller's Disclosure Schedule sets forth a list of all employees or former employees of the Acquired Companies or their Subsidiaries to whom any of them owes severance pay in sums of $150,000 or more as of the date hereof.

                  (f) Section 3.12(f) of Seller's Disclosure Schedule lists each employee benefit, bonus, incentive compensation, deferred compensation, pension, retirement, stock option (or other equity based), severance, change in control, welfare (including post-retirement medical and life insurance), fringe benefit plan and any other employment arrangement maintained or sponsored by Sodexho Canada or any of its Subsidiaries for the benefit of any Canadian employee or former Canadian employee of Sodexho Canada (the "Company Canadian Plans"). Except as otherwise set forth in Section 3.12(f) of Seller's Disclosure Schedule, each Company Canadian Plan has been operated in all material respects in accordance with its terms and in substantial compliance with all applicable Laws, and there are no material pending or, to the knowledge of either Acquired Company, threatened claims (other than routine claims for benefits) by, on behalf of or against any of the Company Canadian Plans or any trusts related thereto other than routine benefit claim matters. Neither Sodexho Canada nor any of its Subsidiaries has incurred any material withdrawal liability to any Company Canadian Plan which would be the equivalent of a Multiemployer Plan, and neither Sodexho Canada nor any of its Subsidiaries has failed to make any contribution to any Company Canadian Plan which has resulted or could result in the imposition of a material Encumbrance. With respect to any Company Canadian Plan that is a defined benefit plan, (x) Seller has provided Parent with copies of the most recent actuarial valuation report if an actuarial valuation report is required by the relevant Canadian Governmental Entity, and (y) except as set forth in Section 3.12(f) of Seller's Disclosure Schedule, as of the date hereof, the fair market value of the assets of each such plan (excluding for these purposes any accrued but unpaid contributions) exceeds the present value of all benefits accrued under each such plan determined on a basis as required by law and in accordance with Canadian generally accepted accounting principles applied on a consistent basis (except for changes, if any, required by Canadian generally accepted accounting principles and disclosed therein ("Canadian GAAP")).

                   Section 3.13.  Assets; Intellectual Property.

                  (a) Except as set forth in Section 3.13(a) of Seller's Disclosure Schedule, the Acquired Companies and their Subsidiaries collectively own or have rights to use all material properties and assets (including Intellectual Property) necessary to permit them to conduct the business of the Acquired Companies and their Subsidiaries as it is currently being conducted (the "Company Business"). As used in this Agreement, "Intellectual Property" means all registered and unregistered trademarks, service marks, service names, trade styles and trade names (including trade dress and other names, marks and slogans) and all associated goodwill, all registered and unregistered copyrights, all patents, all applications for any of the foregoing together with all rights to use all of the foregoing and all other rights in, to, and under the foregoing, all know-how, inventions, discoveries, improvements, processes, formulae (secret or otherwise), specifications, trade secrets, whether patentable or not, licenses and other similar agreements, confidential information, and all drawings, records, books or other indicia, however evidenced, of the foregoing, in each such case, throughout the world.

                  (b) Neither Acquired Company nor any of their Subsidiaries now or since January 1, 1995 has used Intellectual Property which conflicts with or infringes upon any proprietary rights of others except where such conflict or infringement would not have or reasonably be expected to have a Company Material Adverse Effect.

                  (c) Section 3.13(c) of Seller's Disclosure Schedule lists any and all Intellectual Property that is material to either Acquired Company or any of their Subsidiaries and in which either Acquired Company or any of their Subsidiaries has an interest and the nature of such interest therein. Such assets include all licenses, permits, authorizations or other rights with respect to any of the foregoing. Except as set forth in Section 3.13(c) of Seller's Disclosure Schedule, no Acquired Company uses any such Intellectual Property by consent of any other Person or is required to and does not make any payments to others with respect thereto. Each Acquired Company and its Subsidiaries has in all material respects performed all obligations required to be performed by it and none of such entities is in default in any material respect under any Material Contract relating to any of the foregoing. Each Acquired Company and its Subsidiaries have taken reasonable actions necessary to maintain and protect such Intellectual Property.

                  Section 3.14.  Contracts.

                  (a) Section 3.14(a) of Seller's Disclosure Schedule lists each Contract to which either Acquired Company or any of their Subsidiaries is a party or to which they or any of their properties is subject or by which any thereof are bound that is an Acquired Company Material Contract (as defined below). "Acquired Company Material Contracts" are those that (i) after September 1, 1996 obligate either Acquired Company or any of their respective Subsidiaries to pay an amount of $250,000 or more in any 12 month period, (ii) contain a covenant not to compete or otherwise significantly restricts business activities (other than such a covenant that applies only to a particular account covered by a management agreement or franchise agreement related thereto), (iii) provide for the extension of credit other than consistent with normal credit terms or in an aggregate principal amount of more than $15,000,000, or provide for the mortgage, pledge or grant of a security interest in assets of either Acquired Company or any of their Subsidiaries or for a guarantee by either Acquired Company or any of their Subsidiaries of the obligations of any other Person,
(iv) contain a right or obligation of or to any Affiliate of Seller other than the Acquired Companies and their Subsidiaries, or to any officer or director of either Acquired Company or any of their Subsidiaries, other than those Contracts entered into in the ordinary course of business, (v) represent a Contract contributing unit level profit equal to or exceeding 2% of aggregate unit level profit measured for the most recently concluded fiscal year, (vi) require either Acquired Company or any of their Subsidiaries to buy or sell goods or services with respect to which there will be material losses or will be costs and expenses materially in excess of expected receipts, (vii) are for the employment of any officer or employee and provide for annual base compensation in excess of $150,000, or are "golden parachute" or similar agreements with any officer or employee, (viii) are with any labor union, (ix) are with any vendor, manufacturer, or distributor or representative and have an unexpired term as of August 31, 1997 of one year or more and contain any dollar or volume purchasing requirements in excess of $250,000, (x) are with the federal government or a governmental agency or department exceeding $250,000 in annual revenues, (xi) are a lease to or from either Acquired Company or any of their Subsidiaries of real or personal property with individual monthly rental amounts of at least $10,000, (xii) were not made in the ordinary course of business, (xiii) create any joint ventures, partnerships or other similar arrangements, or (xiv) contain a "change of control" or similar provision relating to a change of control of either Acquired Company or any of their Subsidiaries triggered by the transactions contemplated by this Agreement or any Transaction Document. Unless so noted in Section 3.14(a) of Seller's Disclosure Schedule, each such Acquired Company Material Contract was entered into in the ordinary course of business. True, correct and complete copies of the Acquired Company Material Contracts, including all amendments and supplements, have been made available to Parent. Each Acquired Company Material Contract is valid and subsisting; the Acquired Company party thereto has duly performed in all material respects all its obligations thereunder to the extent that such obligations to perform have accrued; and no material breach or default, alleged material breach or default, or event which would (with the passage of time, notice or both) constitute a material breach or default thereunder by such Acquired Company, as the case may be (or, to the best knowledge of Seller, any other party or obligor with respect thereto), has occurred or as a result of this Agreement or its performance will occur. Except as set forth in Section 3.14(a)(xv) of Seller's Disclosure Schedule, consummation of the transactions contemplated by this Agreement will not (and will not give any Person a right to) terminate or modify any rights of, or accelerate or augment any obligation of, either Acquired Company under any Acquired Company Material Contract.

                  (b) During the twelve months immediately prior to the date hereof, no contract of either Acquired Company or its Subsidiaries with a customer that, but for its cancellation or termination, would be deemed an Acquired Company Material Contract pursuant to clause (v) of Section 3.14(a), has been cancelled or otherwise terminated and during such time, to the knowledge of Seller, no such cancellation or termination has been threatened.

                  (c) Seller has delivered to Parent, pursuant to a letter dated September 30, 1997, (i) a complete list of client management accounts of the Acquired Companies and their Subsidiaries, as of August 31, 1997, (ii) each binding bid of either Acquired Company or their Subsidiaries providing for an investment of $250,000 or more over the life of the proposed Contract and (iii) an aging schedule of all accounts receivable of the Company and its Subsidiaries as of August 31, 1997, and an aging schedule of all accounts receivable of Sodexho Canada and its Subsidiaries as of August 15, 1997.

                  Section 3.15. Taxes. Except as otherwise disclosed in Section
3.15 of Seller's Disclosure Schedule:

                  (a) Each Acquired Company and its Subsidiaries have filed (or have had filed on their behalf) or will file or cause to be filed, all Tax Returns (as defined in Section 3.15(i) hereof) required by applicable Law to be filed by any of them prior to the Effective Time, and all such Tax Returns and amendments thereto are, or when filed will be, true, complete and correct in all material respects.

                  (b) Each Acquired Company and its Subsidiaries have paid (or have had paid on their behalf) all Taxes (as defined in Section 3.15(i) hereof) due with respect to any period ending prior to or as of the Effective Time, or where payment of Taxes is not yet due, have established (or have had established on their behalf and for their sole benefit and recourse), or will establish or cause to be established before the consummation of the Effective Time, an adequate accrual for the payment of all such Taxes which have accrued prior to the Effective Time. The accrual for Taxes set forth on the balance sheet of each Acquired Company and its Subsidiaries at August 31, 1996 referenced in Section
3.8 hereof is adequate for the payment of all Taxes accrued as of such date.

                  (c) There are no Encumbrances for any Taxes upon the properties or assets of either Acquired Company or any of their Subsidiaries, other than statutory liens for Taxes not yet due and payable and Encumbrances for real estate Taxes being contested in good faith.

                  (d) No Audit (as defined in Section 3.15(i) hereof) is pending with respect to any Taxes due from either Acquired Company or any of their Subsidiaries. There are no outstanding waivers extending the statutory period of limitation relating to the payment of Taxes due from either Acquired Company or any of their Subsidiaries for any taxable period ending on or prior to the Effective Time.

                  (e) Neither Acquired Company nor any of their Subsidiaries is a party to, is bound by, or has any obligation under, a tax sharing contract or other agreement or arrangement for the allocation, apportionment, sharing, indemnification, or payment of Taxes.

                  (f) Neither Company nor any of its Subsidiaries has made an election under Section 341(f) of the Code.

                  (g) The statute of limitations for all Tax Returns of each Acquired Company and its Subsidiaries for all years through 1993 have expired for all federal, state, local and foreign tax purposes, or such Tax Returns have been subject to a final Audit.

                  (h) Neither Acquired Company nor any of their Subsidiaries has received any written notice of any material deficiency, assessment or adjustment from the IRS or any other domestic or foreign governmental taxing authority that has not been fully paid or finally settled, and any such deficiency, adjustment or assessment shown on such schedule is being contested in good faith through appropriate proceedings and adequate reserves have been established under Acquired Company's financial statements therefor. To the best knowledge of Seller, there are no material deficiencies, assessments or adjustments threatened, pending or assessed with respect to either Acquired Company or any of their Subsidiaries, other than those referred to in the immediately preceding sentence.

                  (i) For purposes of this Agreement: "Audit" means any audit, assessment or other examination of Taxes or Tax Returns by the IRS or any other domestic or foreign governmental authority responsible for the administration of any Taxes, proceeding or appeal of such proceeding relating to Taxes; "Taxes" means all federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding) including, but not limited to income, excise, withholding, property, sales, use (or any similar taxes), gains, transfer, franchise, payroll, value-added, Social Security, business license fees, customs, duties and other taxes, assessments, charges, or other fees imposed by a governmental authority, including any interest, additions to tax, or penalties applicable thereto; and "Tax Returns" means all federal, state, local and foreign tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax Return relating to Taxes.

                  Section 3.16. Labor Matters. Except as set forth in Section
3.16 of Seller's Disclosure Schedule, neither Acquired Company nor any of their Subsidiaries has, since December 31, 1996, (i) been subject to, or, to the knowledge of Seller, threatened with, any material strike, lockout or other labor dispute or engaged in any material unfair labor practice, or (ii) received written notice of any pending petition for certification before the National Labor Relations Board with respect to any material group of employees of either Acquired Company or any Subsidiary which is not currently organized.

                  Section 3.17. Accounting Records; Internal Controls. Each Acquired Company and its Subsidiaries have records that accurately and validly reflect its transactions, and accounting controls sufficient to insure that such transactions are (i) executed in accordance with management's general or specific authorization and (ii) recorded in conformity with GAAP or Canadian generally accepted accounting principles, as the case may be, so as to maintain accountability for assets.

                  Section 3.18. Insurance. Except as set forth in Section 3.18 of Seller's Disclosure Schedule, each Acquired Company and its Subsidiaries are, and at all times since their organization have been, insured with reputable insurers (or self-insured) against all risks normally insured against, and in such amounts as are customary, by companies in similar lines of business, and all of the insurance policies and bonds required to be maintained by each Acquired Company and its Subsidiaries are in full force and effect. Section 3.18 of Seller's Disclosure Schedule lists all insurance policies and bonds that are material to the Company Business. Amounts reserved for all risks covered by self-insurance on the combined balance sheet for the Acquired Companies and their Subsidiaries delivered pursuant to Section 3.8(b) are reasonable and customary. Neither Acquired Company nor any of their Subsidiaries is in default in any material respect under any such policy or bond. Each Acquired Company and each of their Subsidiaries has timely filed claims with insurers with respect to all material matters and occurrences for which it has coverage. All insurance policies maintained by each Acquired Company and its Subsidiaries will remain in full force and effect and may reasonably be expected to be renewed (or replaced with comparable policies) on reasonably comparable terms in favor of Parent following consummation of the Merger (subject to such entities' continuing compliance with the applicable terms thereof and any right of insurers to terminate without cause), and neither Acquired Company nor any of its Subsidiaries has received notice or other indication from any insurer or agent of any intent to cancel or not so renew any of such insurance policies.

                  Section 3.19. Permits. Each Acquired Company and its Subsidiaries holds all material Permits (as defined below) that are required by any Governmental Entity to permit it to conduct the Company Business as now conducted, and all such Permits are valid and in full force and effect and will remain in full force and effect upon consummation of the Merger, except for those Permits identified on Section 3.19 of Seller's Disclosure Schedule. To the knowledge of Seller and Company, no suspension, cancellation or termination of any of such Permits is threatened or imminent as a result of the transactions contemplated by this Agreement or otherwise. As used herein, "Permit" means any license, permit, franchise, certificate of authority or order, or any extension, modification or waiver of the foregoing, issued by any Governmental Entity.

                  Section 3.20. Business Relationships. Section 3.20 of Seller's Disclosure Schedule lists the names of and describes all Contracts with the three largest distributors of goods and the ten largest producers of goods purchased by each Acquired Company and its Subsidiaries (by dollar volume for the most recently ended fiscal year). To the knowledge of Seller and Company, no material supplier or distributor is reasonably likely to cease supplying or distributing, as the case may be, goods or services or substantially reduce its supplies or distribution services in relation to the Company Business as a result of the consummation of this Agreement and the transactions contemplated hereby.

                  Section 3.21. Environmental Compliance. Except as set forth in
Section 3.21 of Seller's Disclosure Schedule:

                  (a) The Company Real Property (as defined below) and the improvements thereon and the soil and groundwater thereunder (i) do not contain and are not contaminated by any Hazardous Material (as defined below) in violation of any Environmental Law (as defined below); (ii) do not contain underground storage tanks in violation of any Environmental Law; (iii) are not used in violation of any Environmental Law for the generation, treatment, storage or disposal of any Hazardous Material, or for mining, land filling, dumping or commercial petroleum product storage purposes, or as a gasoline station or a dry cleaning establishment; (iv) have not had any release of any Hazardous Material from, on, in or upon it that would reasonably be expected to result in a material liability to either Acquired Company; and (v) have never been the subject of any material remedial action or a lien or encumbrance for an environmental problem.

                  (b) Each Acquired Company is in material compliance with all Environmental Laws and has obtained and is in material compliance with all permits required pursuant to Environmental Laws, and neither Acquired Company nor Seller has received any notices, demands, requests for information, complaints or orders, and no investigation, action, claim, suit or proceeding is pending or threatened by any Governmental Entity, with respect to any matters relating to either Acquired Company and relating to or arising out of any Environmental Laws.

                  (c) There are no material liabilities of or relating to either Acquired Company arising under or relating to any Environmental Law, and to the best knowledge of Seller, there are no facts, conditions, circumstances or situations which could reasonably be expected to result in or be the basis for any such liability.

                  (d) Seller has delivered to Parent the true and complete copies of all documents, notices, reports, studies, analyses, tests, permits and other written materials identified in Section 3.21 of Seller's Disclosure Schedule and any environmental reports or audits in the possession of Seller or either Acquired Company relating to the Company Real Property.

                  (e) As used herein, "Company Real Property" means all assets of either Acquired Company or any of their Subsidiaries consisting of real property, appurtenances thereto, rights in connection therewith, and any interest therein, whether owned or leased; "Environmental Laws" means any applicable federal, state or local law, statute, ordinance, common law, rule, regulation, permit, directive, license, guidance, order, or other legal requirement, in each case as in effect on the date hereof, relating to the protection of human health and safety or the environment, including any requirement pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of hazardous or toxic materials. Without limiting the foregoing, each of the following is an Environmental Law: the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss. 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. ss. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. ss. 1251 et seq.), the Clean Air Act (42 U.S.C. ss. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. ss. 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. ss. 300f et seq.), the Occupational Safety and Health Act (29 U.S.C. ss. 651 et seq.), and the Atomic Energy Act (42 U.S.C. ss. 2011 et seq.), as such laws have been amended or supplemented as of the date hereof, and each similar applicable federal, state or local statute, and each rule and regulation promulgated under such federal, state and local laws; "Hazardous Material" means any substance or material meeting any one or more of the following criteria: (i) it is or contains a substance designated as a hazardous waste, hazardous substance, hazardous material, pollutant, contaminant or toxic substance under any Environmental Law; (ii) it is toxic, explosive, corrosive, reactive, ignitable, infectious, radioactive, mutagenic or otherwise hazardous; (iii) its presence at some quantity requires investigation, notification or remediation under any Environmental Law or common law; or (iv) it is or contains, without limiting the foregoing clauses (i)-(iii), asbestos, polychlorinated biphenyls, petroleum hydrocarbons, petroleum derived substances or waste, crude oil or any fraction thereof, nuclear fuel or waste, natural gas or synthetic gas.

                  Section 3.22. Accounts Receivable. The accounts receivable of the Acquired Companies and their Subsidiaries were incurred in the ordinary course of business and are not subject in the aggregate to material counterclaim or set-off.

                  Section 3.23. Transactions with Certain Persons. Except as set forth on Section 3.23 of Seller's Disclosure Schedule, during the past three years neither Acquired Company nor any of their Subsidiaries have purchased or leased any property or obtained any services from, or sold or leased any property or furnished any services to (except with respect to remuneration for services rendered as a director, officer or employee of either Acquired Company or any of their Subsidiaries), in the ordinary course of business or otherwise, Seller, any Affiliate of Seller or any of their respective officers, directors or employees, holders, directly or indirectly, of 10 percent or more of their outstanding capital stock, or, to the knowledge of Seller, any spouse, child or parent of any of the foregoing.

                  Section 3.24. Certain Fees. Neither Acquired Company nor any of their Subsidiaries has employed any financial advisor or finder or incurred any liability for any financial advisory or finders' fees in connection with this Agreement or the transactions contemplated hereby.

                  Section 3.25. Certain Operations. Except as set forth on
Section 3.25 of Seller's Disclosure Schedule, neither Acquired Company nor any of their Subsidiaries is or will be engaged at the Effective Time in any activity or business that either (x) comes within the definition of Host Business (as defined in the Noncompetition Agreement dated as of October 8, 1993, as amended, among Parent, Host Marriott Corporation and Host Marriott Services Corporation) or (y) would, if engaged in by Parent, breach the terms of the Noncompetition Agreement dated as of December 15, 1989 among Parent (as assignee of Host Marriott Corporation), Host International, Inc., Caterair Holdings Corporation and Caterair International Corporation.

                  Section 3.26. Investment Representation. Seller is acquiring the Parent Shares to be issued in the Merger for its own account, for investment purposes only and not with a view to or for sale in connection with the distribution thereof.


                                   ARTICLE IV

            REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION

                  Except as otherwise indicated on Parent's Disclosure Schedule dated September 30, 1997 previously delivered to Seller and Company, Parent and Acquisition represent and warrant to Seller and Company as follows:

                  Section 4.1.  Organization.

                  (a) Each of Parent and its Subsidiaries that will be owned, directly or indirectly, by Parent following the Distribution (the "Retained Subsidiaries") is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of Parent and the Retained Subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not, when taken together with all other such failures, have or reasonably be expected to have a material adverse effect ("Parent Material Adverse Effect") on (x) the business, operations, properties, assets, conditions (financial or other) or results of operations of the Retained Business (as defined below), as a whole or (y) the ability of Parent or Acquisition to perform their respective obligations under or consummate the transactions contemplated by this Agreement or, in the case of Parent, the Distribution Agreement or any other Transaction Document. True, accurate and complete copies of each of Parent's and Acquisition's certificates of incorporation and by-laws, in each case as in effect on the date hereof, including all amendments thereto, have heretofore been delivered to Seller and Company. For purposes of this Agreement, "Retained Business" has the meaning set forth in the Distribution Agreement; provided that, for all purposes of this Agreement (other than the net tangible assets adjustment contemplated by Section 2.8(f) of the Distribution Agreement), (i) the Retained Business will be deemed, from the date hereof until the consummation of the transactions contemplated by the UK Stock Purchase Agreement, to include the business and operations of MMS UK, and (ii) thereafter, the Retained Business will be deemed not to include the business and operations of MMS UK.

                  (b) After the Distribution, Parent will have no Subsidiaries other than the Retained Subsidiaries, all of which are listed in Schedule 4.1(b). At such time, except as set forth in this Agreement or in Section 4.14(a)(xiii) of Parent's Disclosure Schedule, Parent will have no interest, direct or indirect, and will have no commitment to purchase any interest, direct or indirect, in any other Person. Except as set forth in Section 4.1(b) of Parent's Disclosure Schedule, the business of Parent and the Retained Subsidiaries reflected in the Retained Business Financial Statements (as defined in Section 4.6) has not been conducted through any other Subsidiaries or Affiliates of Parent. Each Retained Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each Retained Subsidiary is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not, when taken together with all other such failures, have or reasonably be expected to have a Parent Material Adverse Effect.

                  Section 4.2.  Capitalization.

                  (a) The authorized capital stock of Parent consists of 301,000,000 shares, consisting of 300,000,000 Parent Shares and 1,000,000 shares of preferred stock of Parent. At September 26, 1997, 127,503,586 Parent Shares were issued and outstanding and no shares of preferred stock of Parent were outstanding. All of the issued and outstanding Parent Shares are validly issued, fully paid and non-assessable and free of preemptive rights. As of September 26, 1997, 13,800,151 Parent Shares were issuable upon the exercise of outstanding vested and non-vested options and as of September 12, 1997, 4,434,452 Parent Shares were issuable upon the vesting of deferred bonus awards and deferred stock agreements (together, "Parent Stock Options") granted under any stock option plan, program or similar arrangement of Parent or any of its Subsidiaries, each as amended (excluding cash balances in Parent's employee stock purchase plan). Since September 12, 1997, Parent has not granted any Parent Stock Options or issued any shares of its capital stock except as set forth on Section 4.2(a) of Parent's Disclosure Schedule or except upon exercise of Parent Stock Options or pursuant to any existing Parent Plan in accordance with the current terms of such Parent Plan. Except (i) as set forth in Section 4.2(a) of Parent's Disclosure Schedule, (ii) pursuant to Plans listed on Section 4.12(a) of Parent's Disclosure Schedule, (iii) as provided in the Benefits Allocation Agreement (as defined in the Distribution Agreement), (iv) pursuant to the LYONs (as defined in the Distribution Agreement) and any amendments thereto contemplated by the Distribution Agreement and (v) pursuant to the Parent Rights Plan (as defined in Section 4.25), there are not now, and at the Effective Time there will not be, any shares of capital stock of Parent issued or outstanding or any outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement obligating Parent or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional Parent Shares or obligating Parent or any of its Subsidiaries to grant, extend or enter into any such agreement or commitment.

                  (b) The authorized capital stock of Acquisition consists of 100 Acquisition Shares, of which 100 Acquisition Shares were issued and outstanding, all of which are owned beneficially and of record by Parent. All of the issued and outstanding Acquisition Shares are validly issued, fully paid and non-assessable and free of preemptive rights and are free and clear of any Encumbrances. Except as set forth in Section 4.2(b) of Parent's Disclosure Schedule, there are not now, and at the Effective Time there will not be, any shares of capital stock of Acquisition issued or outstanding or any outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement obligating Acquisition to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of Acquisition or obligating Acquisition to grant, extend or enter into any such agreement or commitment. Following the Merger, Acquisition will have no obligation to issue, transfer or sell any shares of its capital stock pursuant to any employee benefit plan or otherwise.

                  (c) There are not now, and at the Effective Time there will not be, any voting trusts, proxies or other agreements or understandings to which Parent or any Subsidiary of Parent is a party or is bound with respect to the voting of any shares of capital stock of Parent or any Retained Subsidiary.

                  (d) All of the issued and outstanding shares of capital stock (or other equity interests) of each Retained Subsidiary are validly issued, fully paid and non-assessable and free of preemptive rights, and those owned directly or indirectly by Parent are owned free and clear of any Encumbrances. Parent owns directly or indirectly all of the issued and outstanding shares of the capital stock (and other equity interests) of each Retained Subsidiary. Except as set forth in Section 4.2(d) of Parent's Disclosure Schedule, there are not now, and at the Effective Time there will not be, any shares of capital stock (or other equity interests) of any Retained Subsidiary issued or outstanding or any outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement obligating Parent or any Retained Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock (or other equity interests) of any Retained Subsidiary or obligating Parent or any Retained Subsidiary to grant, extend or enter into any such agreement or commitment.

                  Section 4.3. Authority Relative to this Agreement. Each of Parent and Acquisition has full corporate power and authority to execute and deliver this Agreement, the Distribution Agreement and each other Transaction Document to which it is a party, as the case may be, and, subject to the Required Regulatory Approvals, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, the Distribution Agreement and each other Transaction Document by Parent or Acquisition, and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Boards of Directors of Parent and Acquisition, and no other corporate proceedings on the part of Parent or Acquisition, are or will be necessary to authorize this Agreement, the Distribution Agreement or any other Transaction Document or to consummate the transactions contemplated hereby and thereby other than (x) the approval and adoption of the Distribution and the Merger and related matters by the stockholders of Parent (the "Parent Stockholder Approvals") and (y) the establishment by the Board of Directors of Parent of the date for taking a record of the holders of Parent's common stock entitled to participate in the Distribution and the date on which the Distribution shall be effected. This Agreement and the Distribution Agreement each has been duly and validly executed and delivered by each of Parent and Acquisition, and constitutes a valid and binding agreement of each of Parent and Acquisition, as the case may be, and each other Transaction Document to which Parent or Acquisition will be a party, when executed and delivered by the parties thereto, will be a valid and binding agreement of each of Parent and Acquisition, as the case may be, enforceable against each of Parent and Acquisition, as the case may be, in accordance with their respective terms except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws, now or hereafter in effect, relating to the creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                  Section 4.4.  Consents and Approvals; No Violations.

                  (a) Except for the Required Regulatory Approvals, Parent Stockholder Approvals, such filings and approvals as may be required under the "takeover" or "blue sky" laws of various states, and as disclosed in Section 4.4(a) of Parent's Disclosure Schedule or as contemplated by this Agreement, no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any Governmental Entity or any other Person is necessary for the execution and delivery of this Agreement, the Distribution Agreement and each other Transaction Document by Parent or Acquisition as the case may be, or the consummation by Parent or Acquisition, as the case may be, of the transactions contemplated hereby and thereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not, in the aggregate, have or reasonably be expected to have a Parent Material Adverse Effect.

                  (b) Except as set forth in Section 4.4(b) of Parent's Disclosure Schedule, the execution and delivery of this Agreement, the Distribution Agreement and each other Transaction Document by each of Parent and Acquisition, as the case may be, do not, and the consummation by Parent and Acquisition, as the case may be, of the transactions contemplated hereby and thereby will not, in any material respect, violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Encumbrance upon any of the properties or assets of Parent or any of its Subsidiaries under any of the terms, conditions or provisions of (i) the respective charters or by-laws of Parent or Acquisition, (ii) subject to obtaining the Required Regulatory Approvals and the Parent Stockholder Approvals, any material Law applicable to Parent or Acquisition or any of their respective properties or assets, (iii) any Retained Business Material Contract (as defined in Section 4.14) or (iv) any material Contract to which Parent or Acquisition is now a party or by which Parent or Acquisition or any of their respective properties or assets may be bound or affected or (v) any material Contract to which Parent or any Retained Subsidiary is a party that is intended to be included in the Spinco Assets (as defined in the Distribution Agreement) pursuant to the Distribution Agreement and that does not provide for the release of Parent or such Retained Subsidiary from the obligations thereunder upon the assignment thereof to Spinco or a Spinco Subsidiary.

                  Section 4.5. Absence of Certain Changes. Except (a) as set forth in Section 4.5 of Parent's Disclosure Schedule, (b) as set forth in any document filed prior to the date hereof pursuant to the Exchange Act, or (c) as contemplated by this Agreement, the Distribution Agreement and the other Transaction Documents, from January 3, 1997 until the date hereof, with respect to the Retained Business, neither Parent nor any of its Subsidiaries has (i) taken any actions that, if taken by Parent or any of its Subsidiaries during the period from the date hereof through the Effective Time, would constitute a breach of Section 6.2 hereof, (ii) has suffered any changes that, in each case, in the aggregate, would reasonably be expected to result in a Parent Material Adverse Effect or (iii) conducted its business or operations in any material respect other than in the ordinary and usual course of business, consistent with past practices.

                  Section 4.6. No Undisclosed Liabilities. Except as (x) disclosed in any document filed prior to the date hereof pursuant to the Exchange Act, (y) incurred in connection with the Merger and the Distribution or
(z) as expressly disclosed and described in Section 4.6 of Parent's Disclosure Schedule, neither Parent, with respect to the Retained Business, nor any Retained Subsidiary had at January 3, 1997, or has incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature except (a) liabilities, obligations or contingencies (i) which are accrued or reserved against in the financial statements of the Retained Business delivered pursuant to Section 4.8 (the "Retained Business Financial Statements") or reflected in the notes thereto or (ii) which were incurred after January 3, 1997, and were incurred in the ordinary course of business and consistent with past practices and (b) liabilities, obligations or contingencies which (x) have not and would not reasonably be expected to have a Parent Material Adverse Effect or (y) have been discharged or paid in full prior to the date hereof.

                  Section 4.7.  Reports.

                  (a) Since January 1, 1995, Parent and each of its Subsidiaries required to make filings under the Securities Act or the Exchange Act have filed with the Securities and Exchange Commission (the "SEC"), all material reports, forms, statements and other documents (including all exhibits, amendments and supplements thereto; collectively, including any financial statements or schedules included or incorporated by reference therein, the "Parent SEC Documents") required to be filed by them under the Securities Act, the Exchange Act and the rules and regulations thereunder. Each of the Parent SEC Documents, as of its filing date and at each time thereafter when the information included therein was required to be updated pursuant to the rules and regulations of the SEC, complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder. None of the Parent SEC Documents, as of their respective filing dates or any date thereafter when the information included therein was required to be updated pursuant to the rules and regulations of the SEC, contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets (including the related notes) included in the Parent SEC Documents filed prior to or after the date of this Agreement fairly presents or will fairly present in all material respects the consolidated financial position of Parent and its Subsidiaries as of the respective dates thereof, and the other related statements (including the related notes) included therein fairly present or will fairly present in all material respects the results of operations and the cash flows of Parent and its Subsidiaries for the respective periods or as of the respective dates set forth therein. Each of the financial statements (including the related notes) included in the Parent SEC Documents filed prior to or after the date of this Agreement has been prepared or will be prepared in all material respects in accordance with generally accepted accounting principles consistently applied during the periods involved, except (i) as otherwise noted therein, (ii) to the extent required by changes in generally accepted accounting principles or (iii) in the case of unaudited financial statements, normal recurring year-end audit adjustments.

                  (b) Parent has previously delivered to Seller and Company copies of (i) Annual Reports on Form 10-K for the fiscal year ended January 3, 1997 and for each of the two immediately preceding fiscal years, as filed with SEC, (ii) proxy and information statements relating to (x) all meetings of its stockholders (whether annual or special) and (y) actions by written consent in lieu of a stockholders' meeting from January 1, 1995 until the date hereof and
(iii) all other reports or registration statements filed by Parent with the SEC since January 1, 1995 (other than Registration Statements on Form S-8).

                  Section 4.8. Financial Statements; Changes; Contingencies; Distributions.

                  (a) Parent has delivered to Seller and Company consolidated balance sheets for the Retained Business at January 3, 1997 and December 29, 1995 and the related consolidated statements of operations, cash flows and changes in stockholder's equity for the 52 or 53 week periods ended January 3, 1997 and December 29, 1995. All such financial statements have been audited by Arthur Andersen, LLP (the "Parent Auditors"), whose reports thereon are included with such financial statements. All such financial statements have been prepared in conformity with GAAP applied on a consistent basis (except for changes, if any, required by GAAP and disclosed therein). The statements of operations and cash flow present fairly in all material respects the results of operations and cash flows of the Retained Business for the respective periods covered, and the balance sheets present fairly in all material respects the financial condition of the Retained Business as of their respective dates. Parent and Acquisition have made available to Seller and Company copies of each management letter or other letter delivered to Parent by the Parent Auditors (or management points relating thereto) in connection with such financial statements or relating to any review by the Parent Auditors of the internal controls of Parent during the two-year period ended January 3, 1997, and have made available to the Company Auditors for inspection all reports and working papers produced or developed by Parent Auditors or management in connection with their examination of such financial statements, including such reports and working papers prepared by the Parent Auditors relating to assessment of risk of the engagement and planning for the engagement but excluding the billing analysis prepared by such auditors. Except as set forth in the Retained Business Financial Statements or the Parent SEC Documents since December 31, 1994, there has been no change in any of the significant accounting policies, practices or procedures of Parent and/or its Subsidiaries.

                  (b) Parent and Acquisition have delivered to Seller and Company the unaudited consolidated balance sheet for the Retained Business at June 20, 1997, and the related unaudited consolidated statements of operations and cash flows for the period then ended. All such interim unaudited financial statements have been prepared in conformity with GAAP applied on a consistent basis except for changes, if any, required by GAAP and disclosed therein. The statements of operations and cash flows present fairly the results of operations and cash flows of the Retained Business for the respective periods covered, and the balance sheets present fairly in all material respects the financial condition of the Retained Business as of their respective dates. All such interim financial statements reflect all adjustments (which, except as otherwise indicated as such financial statements, consist only of normal recurring adjustments not material in amount and include estimated provisions for year-end adjustments) necessary for a fair presentation. At the dates of such balance sheets, the Retained Business had no material liability (actual, contingent or accrued) that, in accordance with GAAP applied on a consistent basis, should have been shown or reflected therein but was not except for the omission of notes with respect to contingent liabilities that in the aggregate did not materially exceed those so reported in the most recent of the audited statements delivered and that were of substantially the same type as so reported.

                  (c) Except as set forth at Section 4.8(c) of Parent's Disclosure Schedule, there has been no dividend or other distribution of assets or securities whether consisting of money, property or any other thing of value, declared, issued or paid subsequent to the date of the most recent financial statements described in Section 4.8(a) by Parent or any Retained Subsidiary, except for cash dividends paid in the ordinary course.

                  Section 4.9. Proxy Statement and Form 10. None of the information to be included in the Proxy Statement or the Form 10 (each as defined in the Distribution Agreement) or any registration statement contemplated pursuant to Article III of the Distribution Agreement will be false or misleading with respect to any material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Except for information provided by Seller or Company in writing for inclusion therein, the Proxy Statement and the Form 10 (or any registration statement contemplated pursuant to Article III of the Distribution Agreement), including any amendments thereto, will comply in all material respects with the Exchange Act and the Securities Act.

                  Section 4.10. No Default. Except as set forth in Section
4.10 of Parent's Disclosure Schedule, neither Parent nor any of the Retained Subsidiaries (i) is in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of its charter or its by-laws, or (ii) is in default or violation (and no event has occurred which with notice or lapse of time or both would constitute a default or violation) in any material respect of any term, condition or provision of
(a) any Retained Business Material Contract, or (b) in each case only with respect to the Retained Business, any material order, writ, injunction, decree, statute, rule or regulation applicable to Parent or any of the Retained Subsidiaries.

                  Section 4.11.  Litigation; Compliance with Law.

                  (a) Except as set forth in Section 4.11(a) of Parent's Disclosure Schedule, as of the date hereof and only with respect to the Retained Business, there are no actions, suits, claims, proceedings or investigations pending or, to the best knowledge of Parent or Acquisition, threatened, involving Parent or any of the Retained Subsidiaries or any of their respective properties or assets (or any Person whose liability therefrom may have been retained or assumed by Parent or any of the Retained Subsidiaries either contractually or by operation of law), by or before any Governmental Entity or by any Person which have had or would reasonably be expected to result in damages in excess of $100,000 or have a Parent Material Adverse Effect. None of Parent, any of the Retained Subsidiaries or any of their respective properties or assets is subject to any outstanding order, writ, injunction or decree relating to the Retained Business which would reasonably be expected to have a Parent Material Adverse Effect or materially impair or interfere with the operation of the Retained Business as currently conducted.

                  (b) Except as disclosed by Parent in the Parent SEC Documents filed since January 3, 1997 or in Section 4.11(b) of Parent's Disclosure Schedule, Parent (with respect to the Retained Business), the Retained Subsidiaries and Acquisition are now being and in the past have been operated in compliance in all material respects with all Laws.

                  Section 4.12.  Employee Benefit Plans; ERISA.

                  (a) Except for those matters set forth in Section 4.12(a) of Parent's Disclosure Schedule, (i) each "employee benefit plan" (as defined in
Section 3(3) of ERISA, and all other employee benefit, bonus, incentive, stock option (or other equity-based), severance, change in control, welfare (including post-retirement medical and life insurance) and fringe benefit plans (whether or not subject to ERISA) maintained or sponsored by Parent or its ERISA Affiliates, for the benefit of any U.S. employee or former
U.S. employee of Parent or any of its ERISA Affiliates employed in the Retained Business (the "Parent Plans") is, and has been, operated in all material respects in accordance with its terms and in substantial compliance (including with respect to the making of governmental filings) with all applicable Laws, including ERISA and the applicable provisions of the Code, (ii) each of the Parent Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the IRS to be so qualified, (iii) no "reportable event," as such term is defined in
Section 4043(c) of ERISA (for which the 30-day notice requirement to the Pension Benefit Guaranty Corporation (the "PBGC") has not been waived), has occurred with respect to any Parent Plan that is subject to Title IV of ERISA, and (iv) there are no material pending or, to the knowledge of Parent, threatened claims (other than routine claims for benefits) by, on behalf of or against any of the Parent Plans or any trusts related thereto other than routine benefit claim matters. All Parent Plans are listed in
Section 4.12(a) of Parent's Disclosure Schedule.

                  (b) (i) No Parent Plan has incurred an "accumulated funding deficiency" (as defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, (ii) neither Parent nor any of its ERISA Affiliates has incurred any liability under Title IV of ERISA except for required premium payments to the PBGC, which payments have been made when due, and no events have occurred which are reasonably likely to give rise to any liability of Parent or any of its ERISA Affiliates under Title IV of ERISA or which could reasonably be anticipated to result in any claims being made against Seller or Company by the PBGC, (iii) neither Parent nor any of its ERISA Affiliates has incurred any material withdrawal liability (including any contingent or secondary withdrawal liability) within the meaning of Sections 4201 and 4204 of ERISA to any Multiemployer Plan which has not been satisfied in full, and (iv) other than with respect to any Multiemployer Plan, there has been no act or omission resulting in liability under Chapter 43 of the Code or Sections 409, 502(c), 502(i), 502(l) or 4071 of ERISA with respect to any Parent Plan.

                  (c) Except as set forth on Section 4.12(c) of Parent's Disclosure Schedule, with respect to each Parent Plan that is subject to Title IV of ERISA, (i) Parent has provided to Seller copies of the most recent actuarial valuation report prepared for such Parent Plan prior to the date hereof, (ii) the assets and liabilities in respect of the accrued benefits as set forth in the most recent actuarial valuation report prepared by the Parent Plan's actuary fairly present the funded status of such Parent Plan in all material respects, and (iii) since the date of such valuation report there has been no material adverse change in the funded status of any such Parent Plan.

                  (d) Neither Parent nor any of its ERISA Affiliates has failed to make any contribution or payment to any Parent Plan or Multiemployer Plan which, in either case has resulted or could result in the imposition of a material Encumbrance or the posting of a material bond or other material security under ERISA or the Code.

                  (e) Except as otherwise set forth on Section 4.12(e) of Parent's Disclosure Schedule or as expressly provided for in this Agreement or in the Benefits Allocation Agreement, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or officer of Parent or any ERISA Affiliate to severance pay, unemployment compensation or any other payment, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer.

                  (f) Except as set forth on Section 4.12(f) of Parent's Disclosure Schedule, Parent and its Subsidiaries do not have any employment or consulting agreements, written or oral, with any employees of the Retained Business that provide for annual base compensation in excess of $150,000. Parent has provided to Seller copies of each such employment or consulting agreement that provides for annual base compensation in excess of $150,000, and has made all other such agreements available to Seller.
Section 4.12(f) of Parent's Disclosure Schedule sets forth a list of all employees or former employees associated with the Retained Business to whom Parent owes severance pay in sums of $150,000 or more as of the date hereof.

                  (g) Parent has the right, and will have the right after the Effective Time, to amend or terminate any Parent Plan and any Parent Canadian Plan, and specifically to the extent any Parent Plan provides post-retirement medical and life insurance benefits.

                  (h) Section 4.12(h) of Parent's Disclosure Schedule lists each employee benefit, bonus, incentive compensation, deferred compensation,pension, retirement, stock option (or other equity based), severance, change in control, welfare (including post-retirement medical and life insurance), fringe benefit plan and any other employment arrangement maintained or sponsored by Parent or its Subsidiaries for the benefit of any Canadian employee or former Canadian employee of Parent or its Subsidiaries employed in the Retained Business (the "Parent Canadian Plans"). Except as otherwise set forth in Section 4.12(h) of Parent's Disclosure Schedule, each Parent Canadian Plan has been operated in all material respects in accordance with its terms and in substantial compliance with all applicable Laws, and there are no material pending or, to the knowledge of Parent, threatened claims (other than routine claims for benefits) by, on behalf of or against any of the Parent Canadian Plans or any trusts related thereto other than routine benefit claim matters. Neither Parent nor any of its Subsidiaries has incurred any material withdrawal liability to any Company Canadian Plan which would be the equivalent of a Multiemployer Plan, and neither Parent nor any of its Subsidiaries has failed to make any contribution to any Parent Canadian Plan which has resulted or could result in the imposition of a material Encumbrance. With respect to any Parent Canadian Plan that is a defined benefit plan, (x) Parent has provided Seller with copies of the most recent actuarial valuation report if an actuarial valuation report is required by the relevant Canadian Governmental Entity, and (y) except as set forth in Section 4.12(h) of Parent's Disclosure Schedule, as of the date hereof, the fair market value of the assets of each such plan (excluding for these purposes any accrued but unpaid contributions) exceeds the present value of all benefits accrued under each such plan determined on a basis as required by law and in accordance with Canadian GAAP.

                  (i) Each employee's benefit, bonus, incentive compensation, deferred compensation, pension, retirement, stock option (or other equity based), severance, change in control, welfare (including post-retirement medical and life insurance), fringe benefit plan and any other employment arrangement maintained or sponsored by MMS UK or its Subsidiaries for the benefit of their employees has been operated in all material respects in accordance with its terms and in substantial compliance with all applicable Laws, and there are no material pending or, to the knowledge of Parent, threatened claims (other than routine claims for benefits) by, on behalf of or against any of such plans. All material plans maintained by MMS UK or its Subsidiaries for the provision of retirement income to their employees are listed in Section 4.12(i) of Parent's Disclosure Schedule and all such plans that are funded defined benefit pension schemes are funded in accordance with the recommendations of the relevant United Kingdom Government Entity.

                  Section 4.13.  Assets;  Intellectual Property.

                  (a) Except as set forth in Section 4.13(a) of Parent's Disclosure Schedule, upon consummation of the Distribution, Parent and the Retained Subsidiaries will own or have rights to use all material properties and assets (including Intellectual Property) necessary to permit Parent and the Retained Subsidiaries to conduct the Retained Business as it is currently being conducted.

                  (b) Neither Parent nor any of the Retained Subsidiaries now or since December 31, 1994 has used Intellectual Property which conflicts with or infringes upon any proprietary rights of others except where such conflict or infringement would not have or reasonably be expected to have a Parent Material Adverse Effect.

                  (c) Section 4.13(c) of Parent's Disclosure Schedule lists any and all Intellectual Property that is material to the Retained Business and in which the Parent or any Retained Subsidiary has an interest and the nature of such interest therein. Such assets include all licenses, permits, authorizations or other rights with respect to any of the foregoing. Except as set forth in Section 4.13(c) of Parent's Disclosure Schedule, Parent does not use any such Intellectual Property by consent of any other Person and is not required to and does not make any payments to others with respect thereto. Parent has in all material respects performed all obligations required to be performed by it, and none of such entities is in default in any material respect under any material Contract relating to any of the foregoing. Parent and the Retained Subsidiaries have taken reasonable actions necessary to maintain and protect such Intellectual Property.

                  Section 4.14.  Contracts.

                  (a) Section 4.14(a) of Parent's Disclosure Schedule lists each Contract in respect of the Retained Business to which Parent or any Retained Subsidiary is a party or to which they or any of their properties used primarily in the Retained Business is subject or by which any thereof are bound that is a Retained Business Material Contract (as defined below). "Retained Business Material Contracts" are those that (i) after January 3, 1997 obligate Parent, in respect of the Retained Business, or any Retained Subsidiary, to pay an amount of $250,000 or more in any 12 month period, (ii) contain a covenant not to compete or otherwise significantly restrict business activities (other than such a covenant that applies only to a particular account covered by a management agreement or franchise agreement related thereto), (iii) provide for the extension of credit other than consistent with normal credit terms or in an aggregate principal amount of more than $15,000,000, or provide for the mortgage, pledge or grant of a security interest in assets of the Retained Business or for a guarantee by the Parent or any Retained Subsidiary of the obligations of any other Person in connection with the Retained Business,
(iv) contain a right or obligation of or to any Affiliate of Parent other than Parent and the Retained Subsidiaries, or to any officer or director of Parent or any of the Retained Subsidiaries other than those contracts entered into in the ordinary course of business, (v) represent a Contract contributing unit level profit equal to or exceeding 2% of aggregate unit level profit measured for the most recently concluded fiscal year, (vi) require Parent (in respect of the Retained Business) or any Retained Subsidiary to buy or sell goods or services with respect to which there will be material losses or will be costs and expenses materially in excess of expected receipts, (vii) are for the employment of any Retained Employee and provide for annual base compensation in excess of $150,000, or are "golden parachute" or similar agreements with any Retained Employee, (viii) are with any labor union, (ix) are with any vendor, manufacturer, or distributor or representative and have an unexpired term as of June 20, 1997 of one year or more and contain any dollar or volume purchasing requirements in excess of $250,000, (x) are with the federal government or a governmental agency or department exceeding $250,000 in annual revenues,
(xi) are leases to or from Parent (with respect to the Retained Business) or one of the Retained Subsidiaries of real or personal property with individual monthly rental amounts of at least $10,000, (xii) were not made in the ordinary course of business, (xiii) create any joint ventures, partnerships or other similar arrangements relating to the Retained Business, or (xiv) contain a "change of control" or similar provision relating to a change of control of the Parent or any of its Subsidiaries triggered by the transactions contemplated by this Agreement or any Transaction Document. Unless so noted in Section 4.14(a) of Parent's Disclosure Schedule, each such Retained Business Material Contract was entered into in the ordinary course of business. True, correct and complete copies of the Retained Business Material Contracts, including all amendments and supplements, have been made available to Seller. Each Retained Business Material Contract is valid and subsisting; each of Parent and any Retained Subsidiary has duly performed in all material respects all its obligations thereunder to the extent that such obligations to perform have accrued; and no material breach or default, alleged material breach or default, or event which would (with the passage of time, notice or both) constitute a material breach or default thereunder by Parent or a Retained Subsidiary, as the case may be (or, to the best knowledge of Parent, any other party or obligor with respect thereto), has occurred or as a result of this Agreement or its performance will occur. Except as set forth in
Section 4.14(a) of Parent's Disclosure Schedule, consummation of the transactions contemplated by this Agreement will not (and will not give any Person a right to) terminate or modify any rights of, or accelerate or augment any obligation of, Parent or any Retained Subsidiary under any Retained Business Material Contract.

                  (b) During the twelve months immediately prior to the date hereof, no contract of the Retained Business with a customer that, but for its cancellation or termination, would be deemed a Retained Business Material Contract pursuant to clause (v) of Section 4.14(a), has been cancelled or otherwise terminated and during such time, to the knowledge of Parent, no such cancellation or termination has been threatened.

                  (c) Parent has delivered to Seller, pursuant to a letter dated September 30, 1997, (i) a complete list of client management accounts of the Retained Business, as of August 22, 1997, (ii) each binding bid of Parent, with respect to the Retained Business, or any Retained Subsidiary, providing for an investment of $250,000 or more over the life of the proposed Contract and (iii) an aging schedule of all accounts receivable of the Retained Business as of August 15, 1997.

                  Section 4.15.  Taxes.  Except as otherwise disclosed in
Section 4.15 of Parent's Disclosure Schedule:

                  (a) Parent and each of its Subsidiaries have filed (or have had filed on their behalf) or will file or cause to be filed, all Tax Returns required by applicable Law to be filed by any of them prior to the Effective Time, and all such Tax Returns and amendments thereto are, or when filed will be, true, complete and correct in all material respects.

                  (b) Parent and each of its Subsidiaries have paid (or have had paid on their behalf) all Taxes due with respect to any period ending prior to or as of the Effective Time, or where payment of Taxes is not yet due, have established (or have had established on their behalf and for their sole benefit and recourse), or will establish or cause to be established before the consummation of the Effective Time, an adequate accrual for the payment of all such Taxes which have accrued prior to the Effective Time other than Taxes directly attributable to the transactions contemplated by the Distribution Agreement. The accrual for Taxes set forth on the balance sheet of Parent at January 3, 1997 referenced in
Section 4.8 hereof is adequate for the payment of all Taxes accrued as of such date.

                  (c) There are no Encumbrances for any Taxes upon the properties or assets of Parent or any of its Subsidiaries which properties or assets are used primarily in the Retained Business, other than statutory liens for Taxes not yet due and payable and Encumbrances for real estate Taxes being contested in good faith.

                  (d) No Audit is pending with respect to any Taxes due from Parent or any of its Subsidiaries relating to the Retained Business or the Retained Subsidiaries. There are no outstanding waivers extending the statutory period of limitation relating to the payment of Taxes due from Parent or any Subsidiary for any taxable period ending on or prior to the Effective Time.

                  (e)  Other than the Tax Sharing Agreement (as defined in
Section 6.13), neither Parent nor any Subsidiary is a party to, is bound by, or has any obligation under, a tax sharing contract or other agreement or arrangement for the allocation, apportionment, sharing, indemnification, or payment of Taxes.

                  (f) Neither Parent nor any of its Subsidiaries has made an election under Section 341(f) of the Code.

                  (g) The statute of limitations for all Tax Returns of Parent and each of its Subsidiaries for all years through 1991 have expired for all federal, state, local and foreign tax purposes, or such Tax Returns have been subject to a final Audit.

                  (h) Neither Parent nor any of its Subsidiaries has received any written notice of any material deficiency, assessment or adjustment from the IRS or any other domestic or foreign governmental taxing authority relating to the Retained Business or the Retained Subsidiaries that has not been fully paid or finally settled, and any such deficiency, adjustment or assessment shown on such schedule is being contested in good faith through appropriate proceedings and adequate reserves have been established on Parent's financial statements therefor. To the best of Parent's knowledge, there are no material deficiencies, assessments or adjustments threatened, pending or assessed with respect to Parent or any of its Subsidiaries relating to the Retained Business or the Retained Subsidiaries, other than those referred to in the immediately preceding sentence.

                  Section 4.16.  Labor Matters.  Except as set forth in
Section 4.16 of Parent's Disclosure Schedule, neither Parent, Acquisition, nor any Retained Subsidiary has, since December 31, 1996, in each case only with respect to the Retained Business, (i) been subject to, or, to the knowledge of Parent, threatened with, any material strike, lockout or other labor dispute or engaged in any material unfair labor practice, or (ii) received written notice of any pending petition for certification before the National Labor Relations Board with respect to any material group of Retained Employees (as defined in the Distribution Agreement) which is not currently organized.

                  Section 4.17. Accounting Records; Internal Controls. Each of Parent and the Retained Subsidiaries have records that accurately and validly reflect its transactions in respect of the Retained Business, and accounting controls sufficient to insure that such transactions are (i) executed in accordance with management's general or specific authorization and (ii) recorded in conformity with GAAP or with Canadian or English generally accepted accounting principles, as the case may be, so as to maintain accountability for assets.

                  Section 4.18.  Insurance.  Except as set forth in Section
4.18 of Parent's Disclosure Schedule, with respect to the Retained Business only, Parent and each Retained Subsidiary is, and at all times since its organization has been, insured with reputable insurers (or self-insured) against all risks normally insured against, and in such amounts as are customary, by companies in similar lines of business, and all of the insurance policies and bonds required to be maintained by Parent and each Retained Subsidiary are in full force and effect. Section 4.18 of Parent's Disclosure Schedule lists all insurance policies and bonds that are material to the Retained Business. Amounts reserved for all risks covered by self-insurance on the Retained Business Balance Sheet as of June 20, 1997 are reasonable and customary. Neither Parent nor any Retained Subsidiary is in default in any material respect under any such policy or bond. Each of Parent and each Retained Subsidiary has timely filed claims with insurers with respect to all material matters and occurrences relating to the Retained Business for which it has coverage. All insurance policies maintained by Parent and each Retained Subsidiary relating to the Retained Business will remain in full force and effect and may reasonably be expected to be renewed (or replaced with comparable policies) on reasonably comparable terms in favor of Parent following consummation of the Merger (subject to such entities' continuing compliance with the applicable terms thereof and any right of insurers to terminate without cause), and neither Parent nor any Retained Subsidiary has received notice or other indication from any insurer or agent of any intent to cancel or not so renew any of such insurance policies.

                  Section 4.19. Permits. Each of Parent and the Retained Subsidiaries holds all material Permits that are required by any Governmental Entity to permit it to conduct the Retained Business as now conducted, and all such Permits are valid and in full force and effect and will remain in full force and effect upon consummation of the Merger, except for those Permits identified on Section 4.19 of Seller's Disclosure Schedule. To the knowledge of Parent, no suspension, cancellation or termination of any of such Permits is threatened or imminent as a result of the transactions contemplated by this Agreement and the Distribution Agreement or otherwise.

                  Section 4.20. Business Relationships. Section 4.20 of Parent's Disclosure Schedule lists the names of and describes all Contracts with the three largest distributors of goods and the ten largest producers of goods purchased by Parent and the Retained Subsidiaries (by dollar volume for the most recently ended fiscal year) with respect to the Retained Business. To the knowledge of Parent, no material supplier or distributor is reasonably likely to cease supplying or distributing, as the case may be, goods or services or substantially reduce its supplies or distribution services in relation to the Retained Business as a result of the consummation of this Agreement and the transactions contemplated hereby.

                  Section 4.21. Environmental Compliance. Except as set forth in Section 4.21 of Parent's Disclosure Schedule:

                  (a) The Parent Real Property (as defined below) and the improvements thereon and the soil and groundwater thereunder (i) do not contain and are not contaminated by any Hazardous Material in violation of any Environmental Law; (ii) do not contain any underground storage tanks in violation of any Environmental Law; (iii) are not used in violation of any Environmental Law for the generation, treatment, storage or disposal of any Hazardous Material, or for mining, land filling, dumping or commercial petroleum product storage purposes, or as a gasoline station or a dry cleaning establishment; (iv) have not had any release of any Hazardous Material from, on, in or upon it that would reasonably be expected to result in a material liability to the Retained Business; and (v) have never been the subject of a remedial action or a lien or encumbrance for an environmental problem. As used herein, "Parent Real Property" means all assets of Parent or any Retained Subsidiary used in connection with the Retained Business consisting of real property, appurtenances thereto, rights in connection therewith, and any interest therein, whether owned or leased.

                  (b) With respect to the Retained Business, Parent is in material compliance with all Environmental Laws and has obtained and is in material compliance with all permits required pursuant to Environmental Laws, and Parent has not received any notices, demands, requests for information, complaints or orders, and no investigation, action, claim, suit or proceeding is pending or threatened by any Governmental Entity, with respect to any matters relating to Parent and relating to or arising out of any Environmental Laws.

                  (c) There are no material liabilities of or relating to Parent with respect to the Retained Business arising under or relating to any Environmental Law, and to the best knowledge of Parent, there are no facts, conditions, circumstances or situations which could reasonably be expected to result in or be the basis for any such liability.

                  (d) Parent has delivered to the Seller true and complete copies of all documents, notices, reports, studies, analyses, tests, permits and other written materials identified in Section 4.21 of Parent's Disclosure Schedule and any environmental reports or audits in the possession of Parent relating to the Parent Real Property.

                  Section 4.22. Accounts Receivable. The accounts receivable of the Retained Business were incurred in the ordinary course of business and are not subject in the aggregate to material counterclaim or set-off.

                  Section 4.23. Transactions with Certain Persons. Except as set forth on Section 4.23 of Parent's Disclosure Schedule and the Parent SEC Documents, during the past three years Parent and the Retained Subsidiaries have not purchased or leased any property or obtained any services from, or sold or leased any property or furnished any services to (except with respect to remuneration for services rendered as a director, officer or employee of Parent or the Retained Subsidiaries), in the ordinary course of business or otherwise, any Affiliate of Parent other than the Retained Subsidiaries, or any of such Affiliates' respective officers, directors or employees, holders, directly or indirectly, of 10 percent or more of their outstanding capital stock, or, to the knowledge of Parent, any spouse, child or parent of any of the foregoing.

                  Section 4.24.  Certain Fees.  Except as set forth on
Section 4.24 of Parent's Disclosure Schedule, neither Parent nor any of its Subsidiaries has employed any financial advisor or finder or incurred any liability for any financial advisory or finders' fees in connection with this Agreement or the transactions contemplated hereby.

                  Section 4.25. Parent Rights Plan. The Board of Directors of Parent has taken all action necessary to render the rights issued pursuant to the Rights Agreement, dated as of October 8, 1993, as amended, between Parent and The Bank of New York, as Rights Agent (the "Parent Rights Plan"), inapplicable to the Merger, this Agreement and the transactions contemplated hereby.


                                    ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF SPINCO

                  Spinco represents and warrants to Seller and Company as follows:

                  Section 5.1. Organization. Spinco is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Spinco is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not, when taken together with all other such failures, have or reasonably be expected to have a material adverse effect ("Spinco Material Adverse Effect") on the ability of Spinco to perform its obligations under or consummate the transactions contemplated by this Agreement, the Distribution Agreement or any other Transaction Document to which it is a party.

                  Section 5.2. Authority Relative to this Agreement. Spinco has full corporate power and authority to execute and deliver this Agreement, the Distribution Agreement and the Transaction Documents to which it is a party and, subject to the Required Regulatory Approvals, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, the Distribution Agreement and the other Transaction Documents to which it is a party by Spinco, and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Board of Directors of Spinco and no other corporate proceedings on the part of Spinco are or will be necessary to authorize this Agreement, the Distribution Agreement and the other Transaction Documents to which it is a party or to consummate the transactions contemplated hereby and thereby. This Agreement and the Distribution Agreement each has been duly and validly executed and delivered by Spinco and each constitutes a valid and binding agreement of Spinco, and each other Transaction Document, when executed and delivered by the parties thereto, will be a valid and binding agreement of Spinco, enforceable against Spinco in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws, now or hereafter in effect, relating to the creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                  Section 5.3.  Consents and Approvals;  No Violations.

                  (a) Except for the Required Regulatory Approvals, such filings and approvals as may be required under the "takeover" or "blue sky" laws of various states, and as disclosed in Section 4.4(a) of Parent's Disclosure Schedule or as contemplated by this Agreement, no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any Governmental Entity or any other Person is necessary for the execution and delivery of this Agreement, the Distribution Agreement and the other Transaction Documents to which it is a party by Spinco or the consummation by Spinco of the transactions contemplated hereby and thereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not, in the aggregate, have or reasonably be expected to have a Spinco Material Adverse Effect.

                  (b) Except as set forth in Section 4.4(b) of Parent's Disclosure Schedule, the execution and delivery of this Agreement, the Distribution Agreement and the other Transaction Documents to which Spinco is a party by Spinco and the consummation by Spinco of the transactions contemplated hereby and thereby will not, in any material respect, violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Encumbrance upon any of the properties or assets of Spinco or any of its Subsidiaries under any of the terms, conditions or provisions of (i) the charter or by-laws of Spinco, (ii) subject to obtaining the Required Regulatory Approvals, any material Law applicable to Spinco or any of its properties or assets or
(iii) any material Contract to which Parent or any Retained Subsidiary is a party that is intended to be included in the Spinco Assets pursuant to the Distribution Agreement and that does not provide for the release of Parent or such Retained Subsidiary from the obligations thereunder upon the assignment thereof to Spinco or a Spinco Subsidiary.


                                   ARTICLE VI

                                    COVENANTS

                  Section 6.1. Conduct of Business of Company. Except as contemplated by this Agreement or as specifically set forth in Schedule 6.1 of Seller's Disclosure Schedule, during the period from the date of this Agreement to the Effective Time, Seller will cause each Acquired Company and its Subsidiaries to conduct its operations according to its ordinary course of business, consistent with past practice, will use its commercially reasonable efforts to (i) preserve intact its business organization, (ii) maintain its material rights and franchises, (iii) keep available the services of its officers and key employees, and (iv) keep in full force and effect insurance comparable in amount and scope of coverage to that maintained as of the date hereof. Without limiting the generality of and in addition to the foregoing, and except as otherwise contemplated by this Agreement, neither Acquired Company nor any of their Subsidiaries will, without the prior written consent of Parent;

                  (a) amend its charter or by-laws (or other organizational documents);

                  (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities or, except as required by law, amend any of the terms of any such securities or agreements outstanding on the date hereof, except for (i) the issuance by Company of Company Shares upon exercise of Company Options outstanding on the date hereof and (ii) the granting of options upon cancellation of existing options, so long as the aggregate number of options outstanding at any time prior to the Effective Time does not exceed the number of options outstanding on the date hereof;

                  (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock or redeem or otherwise acquire any of its securities or any securities of its Subsidiaries; provided, however, that each Acquired Company (and its Subsidiaries) may, prior to the Effective Time, declare and pay cash dividends in respect of their capital stock;

                  (d) (i) pledge or otherwise encumber shares of capital stock of either Acquired Company or any of their Subsidiaries; or (ii) except in the ordinary course of business consistent with past practices,
(A) incur, assume or prepay any long-term debt or incur, assume, or prepay any obligations with respect to letters of credit or any material short-term debt, unless after the incurrence or assumption thereof all such debt for the Acquired Companies and their Subsidiaries does not in the aggregate exceed $105 million; (B) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for any material obligations of any other person except wholly owned Subsidiaries of each Acquired Company; (C) make any material loans, advances or capital contributions to, or investments in, any other Person; (D) change the practices of either Acquired Company or its Subsidiaries with respect to the timing of payments or collections; or (E) except as contemplated by existing credit arrangements set forth on Seller's Disclosure Schedule, mortgage or pledge any properties or assets of either Acquired Company or any of its Subsidiaries or create or permit to exist any material Encumbrance thereupon;

                  (e) except (i) for arrangements entered into in the ordinary course of business consistent with past practices, (ii) as contemplated by this Agreement with respect to the Company Options, or
(iii) as required by Law, enter into, adopt or materially amend or change the funding or accrual practices of any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, pension, retirement, deferred compensation, employment, severance or other employee benefit agreements, trusts, plans, funds or other arrangements of or for the benefit or welfare of any employee of either Acquired Company or any of its Subsidiaries (or any other person for whom either Acquired Company or any of its Subsidiaries will have liability), or (except for normal increases in the ordinary course of business that are consistent with past practices) increase in any manner the compensation or fringe benefits of any employee of either Acquired Company or any of its Subsidiaries (or any other person for whom either Acquired Company or any of its Subsidiaries will have liability) or pay any benefit not required by any existing plan and arrangement (including the granting of stock options, stock appreciation rights, shares of restricted stock or performance units) or enter into any contract, agreement, commitment or arrangement to do any of the foregoing;

                  (f) transfer, sell, lease, license or dispose of any lines of business, Subsidiaries, divisions, operating units or facilities (other than facilities currently closed or currently proposed to be closed) outside the ordinary course of business or enter into any material commitment or transaction outside the ordinary course of business;

                  (g) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the properties or assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any properties or assets of any other Person (other than the purchase of properties or assets in the ordinary course of business and consistent with past practice), in each case where such action would be material to the Acquired Companies and their Subsidiaries;

                  (h) except as may be required by Law, take any action to terminate or materially amend any of its pension plans or retiree medical plans with respect to or for the benefit of any employee of either Acquired Company or any of its Subsidiaries (or any other person for whom either Acquired Company or any of its Subsidiaries will have liability);

                  (i) materially modify, amend or terminate any Acquired Company Material Contract or waive any material rights or claims of either Acquired Company or any of its Subsidiaries thereunder, except in the ordinary course of business consistent with past practice; provided, that the provisions of this Section 6.1(i) shall not apply to any arrangement, agreement or contract proposal previously submitted by either Acquired Company or a Subsidiary thereof which proposal, upon acceptance thereof, cannot be revised or withdrawn;

                  (j) effect any material change in any of its methods of accounting in effect as of August 31, 1996, except as may be required by Law or GAAP;

                  (k) enter into any Acquired Company Material Contract other than in the ordinary course of business; or

                  (l) enter into a legally binding commitment with respect to, or any agreement to take, any of the foregoing actions.

                  Section 6.2. Conduct of Retained Business. Except as contemplated by this Agreement, the Distribution Agreement, the UK Stock Purchase Agreement or the Benefits Allocation Agreement or as specifically set forth in Schedule 6.2 of Parent's Disclosure Schedule, during the period from the date of this Agreement to the Effective Time, Parent and the Retained Subsidiaries will each conduct the Retained Business according to its ordinary course of business, consistent with past practice, will use its commercially reasonable efforts to (i) preserve intact the Retained Business organization, (ii) maintain its material rights and franchises with respect to the Retained Business, (iii) keep available the services of officers and key employees of the Retained Business, and (iv) keep in full force and effect insurance comparable in amount and scope of coverage to that maintained as of the date hereof. Without limiting the generality of and in addition to the foregoing, and except as otherwise contemplated by this Agreement, the Distribution Agreement, the UK Stock Purchase Agreement or the Benefits Allocation Agreement, neither Parent nor any Retained Subsidiary will, without the prior written consent of Seller:

                  (a) amend its charter or by-laws (or other organizational documents);

                  (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities or, except as required by Law, amend any of the terms of any such securities or agreements outstanding on the date hereof; except (i) as contemplated by this Agreement, the Distribution Agreement and the other Transaction Documents and (ii) pursuant to securities or agreements outstanding on the date hereof;

                  (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock or redeem or otherwise acquire any of its securities or any securities of any Retained Subsidiary; provided, however, that Parent and the Retained Subsidiaries may declare cash dividends in respect of their capital stock;

                  (d) (i) pledge or otherwise encumber shares of capital stock of any Retained Subsidiary; or (ii) except in the ordinary course of business consistent with past practices, permit any Retained Subsidiary to
(A) incur, assume or prepay any long-term debt or incur, assume, or prepay any obligations with respect to letters of credit or any material short-term debt; (B) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for any material obligations of any other person except wholly owned Retained Subsidiaries;
(C) make any material loans, advances or capital contributions to, or investments in, any other Person; (D) change the practices of the Retained Business with respect to the timing of payments or collections; or (E) mortgage or pledge any properties and assets of the Retained Business or any Retained Subsidiary or create or permit to exist any material Encumbrance thereupon;

                  (e) except (i) for arrangements entered into in the ordinary course of business consistent with past practices, (ii) as contemplated in the Benefits Allocation Agreement, or (iii) as required by Law, enter into, adopt or materially amend or change the funding or accrual practices of any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, pension, retirement, deferred compensation, employment, severance or other employee benefit agreements, trusts, plans, funds or other arrangements of or for the benefit or welfare of any Retained Employee (or any other person for whom the Retained Business will have liability), or (except for normal increases in the ordinary course of business that are consistent with past practices) increase in any manner the compensation or fringe benefits of any Retained Employee (or any other person for whom the Retained Business will have liability) or pay any benefit not required by any existing plan and arrangement (including the granting of stock options, stock appreciation rights, shares of restricted stock or performance units) or enter into any contract, agreement, commitment or arrangement to do any of the foregoing;

                  (f) transfer, sell, lease, license or dispose of any lines of business, Subsidiaries, divisions, operating units or facilities (other than facilities currently closed or currently proposed to be closed) relating to the Retained Business outside the ordinary course of business or enter into any material commitment or transaction with respect to the Retained Business outside the ordinary course of business;

                  (g) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the properties and assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any properties and assets of any other Person (other than the purchase of properties and assets in the ordinary course of business and consistent with past practice) that would become part of the Retained Business, in each case where such action would be material to the Retained Business;

                  (h) except as may be required by Law, take any action to terminate or materially amend any of its pension plans or retiree medical plans with respect to or for the benefit of Retained Employees or any other person for whom the Retained Business will have liability;

                  (i) materially modify, amend or terminate any Retained Business Material Contract or waive any material rights or claims of the Retained Business thereunder, except in the ordinary course of business consistent with past practice; provided, that the provisions of this
Section 6.2(i) shall not apply to any arrangement, agreement or contract proposal previously submitted by Parent or a Subsidiary thereof which proposal, upon acceptance thereof, cannot be revised or withdrawn;

                  (j) effect any material change in any of its methods of accounting in effect as of January 3, 1997, except as may be required by Law or GAAP;

                  (k) enter into any Retained Business Material Contract other than in the ordinary course of business; or

                  (l) enter into a legally binding commitment with respect to, or any agreement to take, any of the foregoing actions.

                  Section 6.3.  Acquisition Proposals.

                  (a) After the date hereof and prior to the Effective Time or earlier termination of this Agreement, unless Seller shall otherwise agree in writing, Parent shall not, and shall not authorize any officer, director or employee or any investment banker, attorney, accountant or other agent, advisor or representative of Parent or any of its Subsidiaries or Affiliates over which it exercises control to, directly or indirectly, (i) initiate, solicit, negotiate, encourage, or provide confidential information to facilitate the making of any Acquisition Proposal (as defined in Section 6.3(b) hereof), (ii) enter into any agreement with respect to any Acquisition Proposal or give any approval of the type referred to in Section 6.3(b) with respect to any Acquisition Proposal or (iii) participate in any discussions regarding any Acquisition Proposal; provided, however, that, in response to any unsolicited Acquisition Proposal, Parent and its Subsidiaries may (at any time prior to the Parent Stockholder Approvals) furnish information concerning its business, properties or assets to the Person (a "Potential Acquiror") making such Acquisition Proposal and participate in negotiations with the Potential Acquiror if (x) Parent's Board of Directors is advised by one or more of its independent financial advisors that such Potential Acquiror has the financial wherewithal to consummate such a potential Acquisition Proposal, (y) Parent's Board of Directors reasonably determines, after receiving advice from Parent's financial advisor, that such Acquisition Proposal would involve consideration to Parent's stockholders and other terms that taken as a whole are superior to the Distribution and the Merger, and (z) based upon advice of counsel to such effect, Parent's Board of Directors determines in good faith that it is necessary to so furnish information and negotiate in order to comply with its fiduciary duty to stockholders of Parent; provided, further, that nothing herein shall prevent Parent's Board of Directors from taking, and disclosing to Parent's stockholders, a position contemplated by Rules 14D-9 and 14e-2 promulgated under the Exchange Act with regard to any tender offer. In the event Parent shall determine to provide any information as described above, or shall receive any offer of the type referred to in this Section 6.3, it shall promptly inform Seller orally or in writing as to the fact that information is to be provided and shall furnish to Seller a description of the material terms thereof. Parent will keep Seller informed of the status and material details (including amendments or proposed amendments of any such proposed Acquisition Proposal).

                  (b) For purposes of this Agreement, the term "Acquisition Proposal" means any bona fide proposal, in writing, made by a Person to acquire beneficial ownership (as defined under Rule 13(d) of the Exchange Act), pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, sale of assets, tender offer or exchange offer or similar transaction, involving Parent, the Retained Subsidiaries or the Retained Business, including any single or multi-step transaction or series of related transactions (other than the transactions contemplated by this Agreement and the Distribution Agreement) which is structured to permit such Person to acquire beneficial ownership of any material portion of the assets of, or any material portion of the equity interest in any of Parent, the Retained Subsidiaries or the Retained Business; provided, however, that the term "Acquisition Proposal" shall not include any transaction or series of transactions which relate solely to the businesses to be owned by Spinco and the Spinco Subsidiaries following the Distribution so long as the consummation of such transaction or transactions (x) would not reasonably be anticipated to adversely affect or delay the consummation of the Merger, the Distribution or the transactions contemplated hereby and (y) could not cause Spinco to cease to be engaged in the conduct of the active trade or businesses relied upon for the purposes of satisfying the requirements of Section 355(b) for purposes of the ruling request described in Section 6.12.

                  (c) After the date hereof and prior to the Effective Time or earlier termination of this Agreement, unless Parent shall otherwise agree in writing, Seller shall not, and shall not authorize any officer, director or employee or any investment banker, attorney, accountant or other agent, advisor or representative of Seller, either Acquired Company or any of their respective Subsidiaries or Affiliates over which they exercise control to, directly or indirectly, (i) initiate, solicit, negotiate, encourage, or provide confidential information to facilitate any Company Acquisition Proposal (as defined in Section 6.3(d) hereof), (ii) enter into any agreement with respect to any Company Acquisition Proposal or give any approval of the type referred to in
Section 6.3(d) with respect to any Company Acquisition Proposal or (iii) participate in any discussions regarding any Company Acquisition Proposal.

                  (d) For purposes of this Agreement, the term "Company Acquisition Proposal" means any bona fide proposal, in writing, made by a Person to acquire beneficial ownership (as defined under Rule 13(d) of the Exchange Act), pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, sale of assets, tender offer or exchange offer or similar transaction, involving either Acquired Company or any of their Subsidiaries, including any single or multi-step transaction or series of related transactions (other than the transactions contemplated by this Agreement and the Distribution Agreement) which is structured to permit such Person to acquire beneficial ownership of any material portion of the assets of, or any material portion of the equity interest in either Acquired Company or any of their Subsidiaries.

                  Section 6.4.  Access to Information.

                  (a) Between the date of this Agreement and the Effective Time, upon reasonable notice and at reasonable times, and subject to any access, disclosure, copying or other limitations imposed by applicable Law or any Contract of either Acquired Company or their Subsidiaries, each Acquired Company will give Parent and/or Acquisition and their authorized representatives reasonable access to all offices and other facilities of each Acquired Company and to all books and records of each Acquired Company and its Subsidiaries, and will permit Parent and Acquisition to make such inspections as they may reasonably require, and will cause its officers and those of its Subsidiaries to furnish Parent and Acquisition with such financial and operating data and other information with respect to such Acquired Company and its Subsidiaries as Parent or Acquisition may from time to time reasonably request. Parent, Acquisition and their authorized representatives will conduct all such inspections in a manner which will minimize any disruptions of the business and operations of each Acquired Company and its Subsidiaries.

                  (b) Between the date of this Agreement and the Effective Time, upon reasonable notice and at reasonable times, and subject to any access, disclosure, copying or other limitations imposed by applicable Law or any of Parent's or the Retained Subsidiaries' contracts, Parent will give Seller, Company and their authorized representatives reasonable access to all offices and other facilities of Parent and the Retained Subsidiaries and to all books and records of Parent and the Retained Subsidiaries that relate to the Retained Business, and will permit Seller and Company to make such inspections as they may reasonably require, and will cause its officers and those of the Retained Subsidiaries to furnish Seller and Company with such financial and operating data and other information with respect to Parent and the Retained Subsidiaries as Seller or Company may from time to time reasonably request, so long as such information and inspections relate solely to the Retained Business. Seller, Company and their authorized representatives will conduct all such inspections in a manner which will minimize any disruptions of the business and operations of Parent and the Retained Subsidiaries. For purposes of this Section 6.4(b), information that relates to the Retained Business shall be deemed to include portions of the Tax Returns filed by Parent and its Subsidiaries relating to the Retained Business and books and records relating thereto and such other information relating to Taxes and Tax Returns as would be available to Parent under the terms of the Tax Sharing Agreement if it were in effect on the date hereof in the form attached hereto as Exhibit C.

                  (c) Parent, Spinco, Acquisition, Seller and Company agree that the provisions of the Confidentiality Agreement dated as of July 17, 1997 (the "Confidentiality Agreement") by and between Parent and Seller shall remain binding and in full force and effect and that the terms of the Confidentiality Agreement are incorporated herein by reference; provided that (x) actions taken by Parent, Seller and their Subsidiaries that are permitted by Section 2.01(a) of the Benefits Allocation Agreement shall be deemed not to breach the Confidentiality Agreement and (y) the second full paragraph on page 5 thereof is superseded by the terms hereof (and therefore is of no further force or effect). Prior to the Effective Time, Parent will assign its rights and obligations with respect to Spinco and the Spinco Business under the Confidentiality Agreement to Spinco, which assignment is hereby consented to by Seller.

                  Section 6.5. Reasonable Efforts. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated by this Agreement and the Distribution Agreement (including (i) cooperating in the preparation and filing of the Proxy Statement, the Form 10 (or any registration statement contemplated pursuant to Article III of the Distribution Agreement), and any amendments to any thereof; (ii) taking of all action reasonably necessary, proper or advisable to secure any necessary consents or waivers from any Governmental Entity or other Person; (iii) contesting any pending legal proceeding relating to the Merger or the Distribution; and (iv) executing any additional instruments necessary to consummate the transactions contemplated hereby and thereby). In case at any time after the Effective Time any further action is necessary to carry out the purposes of this Agreement, the proper officers and directors of each party hereto shall use all reasonable efforts to take all such necessary action.

                  Section 6.6. Consents. Each of Parent, Spinco, Acquisition, Seller and Company shall cooperate and use their respective reasonable efforts to make all filings and obtain all consents and approvals of governmental authorities and other third parties, including collective bargaining representatives, necessary to consummate the transactions contemplated by this Agreement and the Distribution Agreement. Each of the parties hereto will furnish to the other party such necessary information and reasonable assistance as such other persons may reasonably request in connection with the foregoing.

                  Section 6.7.  Antitrust Filings.

                  (a) In addition to and without limiting the agreements contained in Section 6.6 and under the UK Stock Purchase Agreement, Parent, Spinco, Acquisition, Seller and Company will (i) take promptly all actions necessary to make the filings required of Parent, Seller or any of their affiliates under the applicable Antitrust Laws (as defined below), (ii) comply at the earliest practicable date with any request for additional information or documentary material received by Parent, Seller or any of their affiliates from the Federal Trade Commission or the Antitrust Division of the Department of Justice pursuant to the HSR Act and from the Commission or other foreign governmental or regulatory authority pursuant to Antitrust Laws, and (iii) cooperate with the other parties hereto in connection with any filing under applicable Antitrust Laws and in connection with resolving any investigation or other inquiry concerning the transactions contemplated by this Agreement or the Distribution Agreement commenced by any of the Federal Trade Commission, the Antitrust Division of the Department of Justice, the OFT, state attorneys general, the Commission or other foreign governmental or regulatory authorities ("Antitrust Authorities"). As used herein, "Antitrust Law" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other federal, state and foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines, and other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

                  (b) In furtherance and not in limitation of the covenants contained in Section 6.6 and Section 6.7(a) hereof and under the UK Stock Purchase Agreement, Parent, Spinco, Acquisition, Seller and Company shall each use all reasonable efforts to resolve such objections, if any, as may be asserted with respect to the Distribution, the Merger or any other transactions contemplated by this Agreement or the Distribution Agreement under any Antitrust Law. If any administrative, judicial or legislative action or proceeding is instituted (or threatened to be instituted) challenging the Distribution, the Merger or any other transactions contemplated by this Agreement or the Distribution Agreement as violative of any Antitrust Law, Parent, Acquisition, Seller and Company shall each take all reasonable action as may be required by the applicable Antitrust Authority in order to resolve such objections as such Antitrust Authority may have to such transactions under any Antitrust Law, so long as such actions would not reasonably be expected to adversely affect in a substantial way the benefits and opportunities that any party reasonably expects to receive from the transactions contemplated by this Agreement and the Distribution Agreement.

                  (c) Each of Parent, Spinco, Acquisition, Seller and Company shall promptly (i) inform the other parties of any material communication received by such party from any Antitrust Authority regarding any of the transactions or filings contemplated hereby and (ii) advise the other parties with respect to any understanding, undertaking or agreement (whether oral or written) which such party proposes to make or enter into with any of the foregoing parties with regard to any of the transactions contemplated hereby.

                  Section 6.8. Public Announcements. Parent, Spinco, Acquisition, Seller and Company will consult with each other before issuing any press release or otherwise making any public statements with respect to the Distribution or the Merger and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by Law or by obligations pursuant to any listing agreement with any securities exchange. If any party issues a release or public statement, it shall promptly provide a copy thereof to the other parties.

                  Section 6.9.  Financial Statements.

                  (a) For the periods following the date hereof, Seller and Company will make available to Parent and Acquisition as soon as available unaudited combined balance sheets for the Acquired Companies and their Subsidiaries for each fiscal quarter and the related unaudited consolidated statements of operations and cash flows and changes in stockholder's equity for the periods then ended. All such financial statements shall be prepared in conformity with GAAP applied on a consistent basis except for changes, if any, required by GAAP and disclosed therein. The statements of operations and cash flows shall present fairly the results of operations and cash flows of the Acquired Companies and their Subsidiaries for the respective periods covered, and the balance sheets shall present fairly in all material respects the financial condition of the Acquired Companies and their Subsidiaries as of their respective dates. All such interim financial statements shall reflect all adjustments (which, except as otherwise indicated on such financial statements, consist only of normal recurring adjustments not material in amount and include estimated provisions for year-end adjustments) necessary for a fair presentation.

                  (b) For the periods following the date hereof, Parent and Acquisition will make available to Seller and Company as soon as available unaudited consolidated balance sheets for the Retained Business for each fiscal quarter and the related unaudited consolidated statements of operations and cash flows and changes in stockholder's equity for the periods then ended. All such financial statements shall be prepared in conformity with GAAP applied on a consistent basis except for changes, if any, required by GAAP and disclosed therein. The statements of operations and cash flows shall present fairly the results of operations and cash flows of the Retained Business for the respective periods covered, and the balance sheets shall present fairly in all material respects the financial condition of the Retained Business as of their respective dates. All such interim financial statements shall reflect all adjustments (which, except as otherwise indicated on such financial statements, consist only of normal recurring adjustments not material in amount and include estimated provisions for year-end adjustments) necessary for a fair presentation.

                  Section 6.10. Registration of Spinco Shares. If Parent reasonably determines that the Distribution may not be effected without registering the shares of common stock of Spinco to be distributed in the Distribution pursuant to the Securities Act, Parent, as promptly as practicable, shall use its efforts to cause the shares of Spinco to be registered pursuant to the Securities Act and thereafter effect the Distribution in accordance with the terms of the Distribution Agreement including by preparing and filing on an appropriate form a registration statement under the Securities Act covering the shares of Spinco and using commercially reasonable efforts to cause such registration statement to be declared effective and preparing and making such other filings as may be required under applicable state securities laws.

                  Section 6.11. Stockholders' Approval. Parent shall, in accordance with applicable Law, its Certificate of Incorporation and its By-laws:

                  (a) duly call, give notice of, convene and hold a special meeting of its stockholders for the purpose of considering and taking action upon this Agreement;

                  (b) subject to its fiduciary duties under applicable Law, include in the Proxy Statement prepared for distribution to stockholders of Parent in advance of the stockholders' meeting in accordance with Regulation 14C promulgated under the Exchange Act a recommendation of its Board of Directors that the Merger and the Distribution are in the best interests of the stockholders of Parent and recommending approval and adoption of this Agreement and the Merger; and

                  (c) prepare and file with the SEC the Proxy Statement, respond promptly to any comments made by the SEC with respect to the Proxy Statement and any preliminary version thereof, cause the Proxy Statement to be mailed to its stockholders and, subject to its fiduciary duties under applicable Law, use its best efforts to obtain the necessary approvals of this Agreement by its stockholders.

Seller and Company will provide Parent with the information concerning Seller and each Acquired Company required to be included in the Proxy Statement.

                  Section 6.12. Tax Ruling. Parent, Spinco, Acquisition, Seller and Company shall promptly prepare and submit to the IRS a private letter ruling request seeking confirmation that the transactions contemplated by the Distribution Agreement and this Agreement qualify as a tax-free transaction under Sections 355 and 368 of the Code. The receipt of such a private letter ruling is a condition to the obligations of the parties hereunder. Each party agrees and acknowledges that the receipt of such a private letter ruling may be conditioned on the making of additional representations to the IRS, on one or more party's acceptance of and agreement to certain covenants which may restrict such party's future activities, on changes to certain rights and obligations of the parties hereunder, or on changes to certain aspects of the structure of the transactions contemplated by the Distribution Agreement and this Agreement (including the Corporate Governance Arrangements set forth in Exhibit D hereto (the "Corporate Governance Arrangements")). Each party agrees to consider any such proposed representations, covenants or changes in good faith and to agree thereto unless so agreeing would be reasonably likely
(x) to deprive such party of benefits that are a material portion of the benefits expected to be derived by such party and its Affiliates following the Distribution from the transactions contemplated by the Distribution Agreement and this Agreement or (y) to inflict upon such party burdens or risks that are material in comparison to the benefits expected to be derived by such party and its Affiliates following the Distribution from such transactions; provided that the parties shall have agreed upon any adjustments to the terms and conditions of the transactions contemplated hereby that are reasonably necessary in order to reflect, to the extent practicable, the economic effect of any such proposed representations, covenants or changes that have a reasonably identifiable economic effect on the transactions contemplated in this Agreement. The parties agree to negotiate any such adjustments in good faith.

                  Section 6.13. Tax Sharing Agreement. Attached hereto as Exhibit C is a form of Tax Sharing and Indemnification Agreement (the "Tax Sharing Agreement") to which the parties have agreed and which, subject to the next two sentences, the parties agree to execute on or prior to the Closing Date. Such form of Tax Sharing Agreement may require modification in light of the final representations and warranties made to the IRS in support of such private letter ruling and of any changes to the transaction made pursuant to Section 6.12. The parties agree to make such modifications to the form of Tax Sharing Agreement as are necessary (x) to reflect such representations and warranties and any such changes, (y) to include covenants not to cause such representations and warranties to be untrue and (z) to provide indemnification consistent with the existing form of Tax Sharing Agreement for breaches of such representations, warranties and covenants and for any failure of the same to be true or to be performed.

                  Section 6.14. Notices of Certain Events. (a) Seller and Company shall promptly notify Parent and Acquisition of (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement, (ii) any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement and (iii) any actions, suits, claims, investigations or proceedings commenced or, to the knowledge of Seller and Company, threatened against, relating to or involving or otherwise affecting either Acquired Company or any Subsidiary of either Acquired Company that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.11 or that relate to the consummation of the transactions contemplated by this Agreement, and (b) Parent and Acquisition shall promptly notify Seller and Company of (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement, (ii) any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement and (iii) any actions, suits, claims, investigations or proceedings commenced or, to the knowledge of Parent and Acquisition, threatened against, relating to or involving or otherwise affecting Parent or any Retained Subsidiary that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 4.11 or that relate to the consummation of the transactions contemplated by this Agreement.

                  Section 6.15. Transaction Documents. Simultaneously with the execution hereof, Parent and certain of its Subsidiaries are entering into the Distribution Agreement, the Omnibus Agreement and certain other Transaction Documents. The parties acknowledge that other Transaction Documents are not being entered into on the date hereof but instead either (i) have been negotiated and are attached as exhibits or schedules to either this Agreement or the Distribution Agreement or (ii) have their principal terms set forth in term sheets attached as exhibits or schedules to either this Agreement or the Distribution Agreement. The execution and delivery of all such other Transaction Documents are conditions to the consummation of the transactions contemplated hereby and by the Transaction Documents. Therefore, the parties shall negotiate in good faith to finalize definitive documentation for all Transaction Documents as soon as reasonably practicable and either (x) execute such Transaction Documents, which would become effective upon consummation of the Merger, or (y) execute such Transaction Documents immediately prior to the consummation of the Merger. It is the intent of the parties that all such Transaction Documents be finalized by November 1, 1997. The failure of any party to comply with the provisions of this Section 6.15 shall not excuse such party from its obligations under this Agreement or the Omnibus Agreement to consummate the transactions contemplated hereby or thereby.

                  Section 6.16. Retention of Auditors. Prior to the Effective Time, Parent will cause Price Waterhouse LLP to be appointed as its auditors, on customary and arms-length terms and conditions, so long as Price Waterhouse LLP satisfies requirements of applicable law. For the avoidance of doubt, the provisions of this Section 6.16 shall not impact the procedures set forth in Exhibit A hereto or in Section 2.8(f) of the Distribution Agreement.

                  Section 6.17. Termination or Redemption of Parent Rights Plan. At Seller's request, Parent shall take all actions necessary to enter into amendments to the Parent Rights Plan, the effect of which would be to terminate the Parent Rights Plan or cause the rights issued under the Parent Rights Plan to be extinguished, canceled, redeemed or otherwise made inapplicable; provided that any costs incurred in redeeming any such rights shall be borne by Seller.


                                   ARTICLE VII

                    CONDITIONS TO CONSUMMATION OF THE MERGER

                  Section 7.1. Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction at or prior to the Effective Time of the following conditions:

                  (a) This Agreement and the Distribution Agreement shall have been adopted by the affirmative vote of the stockholders of Parent by the requisite vote in accordance with applicable Law;

                  (b) No statute, rule, regulation, order, decree or injunction shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits the consummation of the Distribution, the Merger or the transactions contemplated hereby;

                  (c) Any waiting period applicable to the Merger under the Antitrust Laws shall have terminated or expired and all other Required Regulatory Approvals shall have been received;

                  (d) Parent shall have received a favorable IRS ruling on qualification of the transactions contemplated by the Distribution Agreement, in form and substance reasonably satisfactory to Parent and Seller, subject to the provisions of Section 6.12; and

                  (e) The closing under the UK Stock Purchase Agreement shall have occurred.

                  Section 7.2. Conditions to the Obligation of Seller and Company to Effect the Merger. The obligation of Seller and Company to effect the Merger is further subject to the satisfaction at or prior to the Effective Time of the following conditions:

                  (a) The representations and warranties of Parent, Acquisition and Spinco contained in this Agreement (without giving effect in any such representation or warranty to any materiality or Parent Material Adverse Effect standard, qualification or exception contained therein) shall be true at and as of the Effective Time with the same effect as though made at and as of such time (except for representations and warranties which speak as of a different date, which shall be true as of such date); provided, however, that the representations and warranties of Parent, Acquisition and Spinco need not be true, correct and complete at and as of the Effective Time (or at such different date) so long as such representations and warranties which are not true, correct or complete at and as of the Effective Time (taken together but without giving effect to any materiality or Parent Material Adverse Effect standard, qualification or exception contained therein) would not, in the aggregate, have a material adverse effect on the business, operations, properties, assets, conditions (financial or otherwise) or results of operations of Company and the Retained Business, taken as a whole (a "Combined Business Material Adverse Effect"); and provided further that, if the transactions contemplated by the UK Stock Purchase Agreement are consummated, the representations and warranties of Parent, Acquisition and Spinco at and as of the Effective Time will be deemed not to include representations and warranties concerning MMS UK and its business and operations;

                  (b)  Each of Parent, Spinco and Acquisition shall have
(x) performed in all material respects its obligations under this Agreement (including Section 6.15 hereof) that are required to be performed by it at or prior to the Effective Time pursuant to the terms hereof, (y) executed and delivered any Transaction Document to which it is a party in the form (or according to the terms) contemplated by this Agreement and the Distribution Agreement (with only such changes as have been approved by Seller in its reasonable discretion) and (z) performed in all material respects its obligations under each such Transaction Document that are required to be performed by it at or prior to the Effective Time pursuant to the terms thereof;

                  (c) Each of Parent, Acquisition and Spinco will furnish Seller and Company with such certificates and other documents to evidence the fulfillment of the conditions set forth in this Section 7.2 as Seller and Company may reasonably request;

                  (d) Each of Parent, Acquisition and Spinco shall deliver to Seller and Company the following with respect to Parent, Acquisition or Spinco, as the case may be, each, unless otherwise noted, dated as of the Effective Time:

                           (i)  Certified copies of the Certificate of
         Incorporation of such Person, together with a good standing certificate from the Secretary of State of its jurisdiction of incorporation and each other state in which such Person is qualified as a foreign corporation to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each dated a recent date prior to the Effective Time;

                           (ii)  Copies of the By-laws of such Person,
         certified as of the Effective Time by such Person's corporate secretary or an assistant secretary;

                           (iii) Resolutions of the Board of Directors of such Person approving and authorizing the execution, delivery and performance of this Agreement and, if applicable, the Transaction Documents, certified as of the Effective Time by the corporate secretary or an assistant secretary of such Person as being in full force and effect without modification or amendment; and

                           (iv) Signature and incumbency certificates of the officers of such Person executing the Agreement and the Transaction Documents;

                  (e) Other than consents and approvals that relate solely to the Retained Business, any third party consents and approvals required to be set forth at Section 4.4(b) of Parent's Disclosure Schedule (whether or not actually set forth at such Section) that are still required shall have been received, unless Seller and Spinco shall have entered into arrangements satisfactory to Seller with respect to any such third party consents and approvals that have not been received;

                  (f) All of the capital stock of MMS Canada shall be held directly by Parent;

                  (g) The Board of Directors of Parent will have taken all action necessary to render the rights issued pursuant to the terms of the Parent Rights Plan inapplicable to the Merger, this Agreement and the transactions contemplated hereby; and

                  (h) The Distribution shall have been consummated in accordance with the terms of the Distribution Agreement (which shall not have been amended without the consent of Seller, such consent not to be unreasonably withheld) and each supplemental indenture contemplated by
Section 2.8 of the Distribution Agreement that is required to be entered into pursuant to such Section shall be in form and substance reasonably satisfactory to Seller.

                  Section 7.3. Conditions to Obligations of Parent, Spinco and Acquisition to Effect the Merger. The obligations of Parent, Spinco and Acquisition to effect the Merger are further subject to the satisfaction at or prior to the Effective Time of the following conditions:

                  (a) The representations and warranties of Seller and Company contained in this Agreement (without giving effect in any such representation or warranty to any materiality or Company Material Adverse Effect standard, qualification or exception contained therein) shall be true at and as of the Effective Time with the same effect as though made at and as of such time (except for representations and warranties which speak as of a different date, which shall be true as of such date); provided however, that the representations and warranties of Seller and Company need not be true at and as of the Effective Time (or at such different date) so long as such representations and warranties which are not true at and as of the Effective Time (taken together but without giving effect to any materiality or Company Material Adverse Effect standard, qualification or exception contained therein) shall not constitute a Combined Business Material Adverse Effect;

                  (b) Each of Seller and Company shall have (x) performed in all material respects its obligations under this Agreement (including
Section 6.15 hereof) that are required to be performed by it at or prior to the Effective Time pursuant to the terms hereof, (y) executed and delivered any Transaction Document to which it is a party in the form (or according to the terms ) contemplated by this Agreement and the Distribution Agreement (with only such changes as have been approved by Parent in its reasonable discretion) and (z) performed in all material respects its obligations under each such Transaction Document that are required to be performed by it at or prior to the Effective Time pursuant to the terms thereof;

                  (c) Each of Seller and Company will furnish Parent and Acquisition with such certificates and other documents to evidence the fulfillment of the conditions set forth in this Section 7.3 as Parent or Acquisition may reasonably request;

                  (d) Each of Seller and Company shall deliver to Parent, Spinco and Acquisition the following with respect to Seller and Company, as the case may be, each, unless otherwise noted, dated as of the Effective
Time:

                  (i) Certified copies of the Certificate of Incorporation of each Acquired Company together with a good standing certificate from the Secretary of State of its jurisdiction of incorporation and each other state in which each Acquired Company is qualified as a foreign corporation to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each dated a recent date prior to the Effective Time;

                  (ii) Copies of the By-laws of each Acquired Company, certified as of the Effective Time by such Acquired Company's corporate secretary or an assistant secretary;

                  (iii) Resolutions of the Board of Directors of such Person approving and authorizing the execution, delivery and performance of the Agreement, and, if applicable, the Transaction Documents, certified as of the Effective Time by the corporate secretary or an assistant secretary of such Person as being in full force and effect without modification or amendment; and

                  (iv) Signature and incumbency certificates of the officers of such Person executing the Agreement;

                  (e) Other than consents and approvals that relate solely to the Retained Business, any third party consents and approvals required to be set forth at Section 3.4(b) of Seller's Disclosure Schedule (whether or not actually set forth at such Section) that are still required shall have been received;

                  (f) The Distribution shall have been consummated in accordance with the terms of the Distribution Agreement; and

                  (g) Any Contracts between Seller or any of its Affiliates and any Acquired Company or any of their Affiliates relating to the matters covered by the Assistance Agreement attached hereto as Exhibit E-1 and the Royalty Agreement Term Sheet attached hereto as Exhibit E-2 shall have been terminated.


                                  ARTICLE VIII

                         TERMINATION;  AMENDMENT;  WAIVER

                  Section 8.1. Termination. This Agreement may be terminated and the Merger may be abandoned at any time (notwithstanding approval of the Merger by the stockholders of Parent, Acquisition or Company) prior to the Effective Time:

                  (a) by mutual written consent of Parent, Acquisition, Spinco, Seller and Company;

                  (b) by Parent, Acquisition, Spinco, Seller or Company if any court of competent jurisdiction or other Governmental Entity shall have issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the consummation of the Distribution or the Merger and such order, decree, ruling or other action is or shall have become nonappealable;

                  (c) by Seller or Company if there shall have been a breach of any covenant in this Agreement or any Transaction Document on the part of Parent, Spinco or Acquisition which (x) materially adversely affects (or materially delays) the consummation of the Merger and the other transactions contemplated hereby or thereby and (y) has not been cured prior to 30 days following notice of such breach;

                  (d) by the Parent, Spinco or Acquisition if there shall have been a breach of any covenant in this Agreement or any Transaction Document on the part of Seller or Company which (x) materially adversely affects (or materially delays) the consummation of the Merger and the other transactions contemplated hereby or thereby and (y) has not been cured prior to 30 days following notice of such breach;

                  (e) by Parent, Spinco, Acquisition, Seller or Company if stockholders of Parent fail to approve and adopt the Distribution, the Merger and the other transactions contemplated hereby at the meeting called for such purpose (or any adjournment thereof);

                  (f) by Parent, if (i) the Board of Directors of Parent shall have determined in good faith, based on the advice of outside counsel, that it is necessary, in order to comply with its fiduciary duties to Parent's stockholders under applicable law, to terminate this Agreement to enter into an agreement with respect to or to consummate a transaction constituting a Superior Proposal (as defined below), (ii) Parent shall have given notice to Seller advising Seller that Parent has received a Superior Proposal from a third party, specifying the material terms and conditions (including the identity of the third party), and that Parent intends to terminate this Agreement in accordance with this Section 8.1(f) and (iii) either (A) Seller shall not have revised its Acquisition Proposal within ten days from the time on which such notice is deemed to have been given to Seller, or (B) if Seller within such period shall have revised its Acquisition Proposal, the Board of Directors of Parent, after receiving advice from Parent's financial advisor, shall have determined in its good faith reasonable judgment that the third party's Acquisition Proposal is superior to Seller's revised Acquisition Proposal;

                  (g) by Parent, Spinco, Acquisition, Seller or Company if the consummation of the Merger has not occurred by June 30, 1998;

                  (h) by Parent, Spinco, or Acquisition if a condition to closing set forth in Section 7.1 or Section 7.3 becomes incapable of being satisfied; or

                  (i) by Seller or Company if a condition to closing set forth in Section 7.1 or Section 7.2 becomes incapable of being satisfied.

                  As used herein, the term "Superior Proposal" means an Acquisition Proposal by a Person which the Board of Directors of Parent determines in its good faith reasonable judgment to be more favorable to Parent's stockholders than the Distribution and the Merger (based on advice of Parent's independent financial advisor that the value of the consideration provided for in such proposal is superior to the value of the consideration provided for in the Merger and the other transactions contemplated hereby), for which financing, to the extent required, is then committed and for which Parent's Board of Directors determines, in its good faith reasonable judgment, that such proposed transaction is reasonably likely to be consummated without undue delay.

                  Section 8.2. Effect of Termination. Except as specified in Section 9.12, in the event of the termination and abandonment of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its affiliates, directors, officers or shareholders, other than the provisions of this Section 8.2 and Article IX hereof. Nothing contained in this Section 8.2 shall relieve any party from liability for any breach of any agreement or covenant contained in this Agreement or any Transaction Document.

                  Section 8.3. Amendment. This Agreement may be amended by an instrument executed by Parent, Spinco, Acquisition, Seller and Company at any time before or after adoption of the Merger by the stockholders of Parent.

                  Section 8.4. Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document, certificate or writing delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions of the other parties hereto contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


                                   ARTICLE IX

                                  MISCELLANEOUS

                  Section 9.1. Survival. Except as otherwise expressly set forth in the Distribution Agreement or another Transaction Document, the representations, warranties, covenants and agreements made herein shall not survive beyond the Effective Time; provided that the covenants and agreements contained in Sections 6.5, 6.6 and 6.10 hereof shall survive beyond the Effective Time without limitation.

                  Section 9.2. Entire Agreement. Except for the provisions of the Confidentiality Agreement which shall continue in full force and effect as modified hereby, this Agreement and the Transaction Documents (including the schedules and exhibits referred to herein and therein) constitute the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior negotiations, commitments, agreements and understandings, both written and oral, between the parties or any of them with respect to the subject matter hereof.

                  Section 9.3. Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York (regardless of the Laws that might otherwise govern under applicable principles of conflicts Law) as to all matters, including matters of validity, construction, effect, performance and remedies.

                  Section 9.4. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon
(a) confirmation of receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight carrier or when delivered by hand or (c) the expiration of five Business Days (or seven Business Days if from the United States to France or vice versa) after the day when mailed by certified or registered mail, postage prepaid, addressed at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)  If to Parent, Spinco or Acquisition, to:

                       Marriott International, Inc.
                       10400 Fernwood Road
                       Bethesda, Maryland 20817
                       Attention: Chief Financial Officer
                       Telecopy:  301/380-8150

                       with a copy to:

                       Marriott International, Inc.
                       10400 Fernwood Road
                       Bethesda, Maryland 20817
                       Attention: General Counsel
                       Telecopy:  301/380-6727

                       and a copy to:

                       O'Melveny & Myers LLP
                       555 13th Street, N.W.
                       Washington, D.C. 20004
                       Attention: Jeffrey J. Rosen
                       Telecopy:  202/383-5414

                  (b)  If to Seller or Company, to:

                       Sodexho Alliance, S.A.
                       3, Avenue Newton
                       78180 Montigny - le - Bretonneux
                       France
                       Attention: Denis Robin
                       Telecopy:  011-331-3085-5088

                       with a copy to:

                       Davis Polk & Wardwell
                       450 Lexington Avenue
                       New York, New York 10017
                       Attention: Paul R. Kingsley
                       Telecopy:  212/450-4800

As used in this Agreement, "Business Day" means any calendar day which is not a Saturday, Sunday or a public holiday under the laws of New York or Maryland.

                  Section 9.5. Successors and Assigns; No Third Party Beneficiaries. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party (whether by operation of law or otherwise) without the prior written consent of the other party. Notwithstanding the preceding sentence or anything in any Transaction Document to the contrary, prior to consummation of the transactions contemplated hereby, Spinco may assign its rights and obligations hereunder and under the other Transaction Documents to any wholly-owned U.S. subsidiary of Parent other than a Retained Subsidiary, which wholly owned subsidiary shall, following the Distribution, own all of the assets of Parent and its Subsidiaries (including shares of capital stock of Subsidiaries and any other ownership interests in any Person) other than the Retained Business. In the event of such an assignment and assumption, the assignor shall be released from all of its obligations under this Agreement and the assignee shall become Spinco for all purposes under this Agreement and the Transaction Documents. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

                  Section 9.6. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

                  Section 9.7. Interpretation. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. For all purposes of this Agreement, except as otherwise expressly provided,
(i) the enumeration of one or more items following the term "including" shall not be interpreted as excluding any items not so enumerated, (ii) defined terms shall include the plural as well as the singular, (iii) all references to "Articles," "Sections" or other subdivisions are to designated Articles, Sections and other subdivisions of the body of this Agreement, (iv) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms, and (v) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision. References to the "knowledge" or "best knowledge" of Parent, Acquisition or any Subsidiary of Parent shall mean (and be limited) to the actual knowledge of the individuals identified in Section 9.7 of Parent's Disclosure Schedule. References to the "knowledge" or "best knowledge" of Seller, Company, or any Subsidiary of Seller shall mean (and be limited) to the actual knowledge of the individuals identified in Section 9.7 of Seller's Disclosure Schedule.

                  Section 9.8. Schedules. The Schedules hereto shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

                  Section 9.9. Legal Enforceability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without affecting the validity or enforceability of the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

                  Section 9.10. Specific Performance. Each of the parties hereto acknowledges and agrees that in the event of any breach of this Agreement, each non-breaching party would be irreparably and immediately harmed and could not be made whole by monetary damages. It is accordingly agreed that the parties hereto (a) will waive, in any action for specific performance, the defense of adequacy of a remedy at law and (b) shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to compel specific performance of this Agreement in any action instituted in any state or federal court sitting in New York. The parties hereto consent to personal jurisdiction in any such action brought in any state or federal court sitting in New York and to service of process upon it in the manner set forth in Section 9.4 hereof.

                  Section 9.11. Consent to Jurisdiction; Waiver of Jury Trial. Each party irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement shall be instituted in any State or Federal court sitting in New York City, Borough of Manhattan (and each party agrees not to commence any legal action or proceeding except in such courts), and each party irrevocably submits to the jurisdiction of such courts in any such action or proceeding. Seller hereby agrees that service of process in any such action or proceeding may be made upon Company, and the Seller irrevocably appoints Company as its true and lawful agent to receive on behalf of itself and its properties, service of process in any such action or proceeding, and Company irrevocably accepts such appointment. Each party irrevocably consents to service of process in any such action or proceeding upon it by mail at its address set forth in
Section 9.4 of this Agreement (or, in the case of Seller and Company, upon Company at its principal U.S. offices, located at 153 Second Avenue, Waltham, Massachusetts, 02254-1164). Any party serving process upon Company as agent for Seller shall also provide a copy to Seller at its notice address in accordance with Section 9.4. The foregoing provisions shall not limit the right of any party to obtain execution on any judgment rendered in any such action or proceeding in any other appropriate jurisdiction or in any other manner. Seller agrees that a final judgment against it in any legal action or proceeding arising out of or relating to this Agreement shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified or exemplified copy of which judgment shall be conclusive evidence thereof, or by any other means provided by law. EACH PARTY HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT.

                  Section 9.12. Certain Expenses. (a) If this Agreement is terminated by Parent pursuant to Section 8.1(f) hereof, Parent shall pay promptly to Seller an amount equal to the reasonable fees and expenses paid or payable by or on behalf of Seller and Company to their attorneys, accountants, consultants and advisors in connection with the negotiation, execution and delivery of this Agreement; provided that such payment shall in no event exceed $5,000,000. Such payment shall be made in same day funds no later than five Business Days after receipt by Parent of a statement (including invoices) describing in reasonable detail such fees and expenses.

                  (b) If following a termination pursuant to Section 8.1(f) hereof, Parent shall, within twelve months following the date of such termination, consummate an Acquisition Proposal with the Person that made the Superior Proposal that resulted in this Agreement being terminated, then Parent shall promptly pay to Seller a fee equal to $75,000,000. Such payment shall be made in same day funds no later than five Business Days after the consummation of such transaction.

                  IN WITNESS WHEREOF, each of the parties has caused this Agreement and Plan of Merger to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.

                                     MARRIOTT INTERNATIONAL, INC.  (to be
                                     renamed "Sodexho Marriott Services,
                                     Inc.")


                                     By: /s/ Wiliam J. Shaw
                                         ------------------------------------
                                         Name:  William J. Shaw
                                         Title: President and Chief Operating
                                                Officer


                                     MARRIOTT-ICC MERGER CORP.


                                     By: /s/ William J. Shaw
                                         ------------------------------------
                                         Name:  William J. Shaw
                                         Title: President


                                     NEW MARRIOTT MI, INC. (to be renamed
                                     "Marriott International, Inc.")


                                     By: /s/ William J. Shaw
                                         ------------------------------------
                                         Name:  William J. Shaw
                                         Title: President


                                     SODEXHO ALLIANCE, S.A.


                                     By: /s/ B. Carton
                                         ------------------------------------
                                         Name:  B. Carton
                                         Title: Vice President, Finance


                                     INTERNATIONAL CATERING CORPORATION


                                     By: /s/ M. Candel
                                         ------------------------------------
                                         Name:  M. Candel
                                         Title: President


                                                             Schedule 2.6


                    Directors of Surviving Corporation

                               Charles O'Dell
                               Michel Landel
                               Robert Drury




                                                             Schedule 2.7


                     Officers of Surviving Corporation

            Michel Landel -- President and Chief Executive Officer Robert Drury -- Treasurer and Vice President, Finance
            David Hayes -- Secretary



                                    Exhibit A

                     NET TANGIBLE ASSETS ADJUSTMENT FORMULA

                  1. Definitions. Unless specified below, capitalized terms have the meaning ascribed to them in the Agreement and Plan of Merger (the "Agreement") to which this Exhibit A is attached. As used in this Exhibit A, the following terms shall have the following meanings:

                  "Adjusted Net Tangible Assets" means, with respect to the Acquired Companies and their Subsidiaries on a combined basis, the amount by which "stockholders equity" exceeds "intangible assets" as reflected on the combined balance sheet of the Acquired Companies prepared in accordance with the Agreed Accounting Procedures as of immediately prior to and without giving effect to the consummation of the transactions contemplated by the Agreement and the Transaction Documents other than the making of the Seller Contribution contemplated by Section 1.2(a) of the Agreement.

                  "Agreed Accounting Procedures" means the accounting methodologies, policies, practices, assumptions and procedures used by Seller in the preparation of the combined balance sheet for the Acquired Companies at August 31, 1997, as articulated and/or modified if and to the extent necessary (and only if and to the extent necessary) (I) to correct any material discrepancy between such methodologies, policies, practices and procedures and GAAP and (II) properly to reflect, consistent with GAAP and with such Agreed Accounting Procedures, events, facts or circumstances occurring subsequent to August 31, 1996 and not already reflected in such consolidated balance sheet; provided that (i) any events, facts or circumstances which occur more than 30 days after the Closing Date will not be taken into account in connection with the preparation of the Distribution Date Statement and (ii) no write-downs or write-ups of (or valuation reserves for) deferred tax assets will be made (or provided) because of any concern about whether Parent will have sufficient taxable income to utilize such assets.

                  2. Adjustment Procedures. (a) Within 60 days after the Distribution, Seller will prepare and deliver or cause to be delivered to Parent and Spinco a statement (the "Closing Date Statement") that includes a combined balance sheet for the Acquired Companies as of the moment immediately prior to the consummation of the transactions contemplated by this Agreement and the Transaction Documents (other than the making of the Seller Contribution contemplated by Section 1.2(a) of the Agreement), prepared in accordance with the Agreed Accounting Procedures, and a calculation, set forth in reasonable detail, of the Adjusted Net Tangible Assets for the Acquired Companies, on a combined basis, as of such time. The Closing Date Statement shall be accompanied by a report of the Company Auditors stating, without qualification, that such balance sheet and such calculation have been prepared in accordance with this Exhibit A. Seller will afford Parent's and Spinco's representatives reasonable access, upon reasonable notice and during reasonable hours, to records and information of the Acquired Companies during the preparation of the Closing Date Statement and a reasonable opportunity to participate in the preparation thereof.

                  (b) Spinco, Parent and Seller acknowledge and agree that the purpose of the procedures and adjustments contemplated by this Exhibit A is to ensure that the Adjusted Net Tangible Assets of the Acquired Companies, on a combined basis, determined as provided herein and in accordance with the Agreed Accounting Procedures, is equal to the sum of $269,000,000. For the avoidance of doubt, it is expressly agreed that no objection may be raised and no adjustment may be proposed to any entry or item contained in the Closing Date Statement except on grounds that such item or entry is not in accordance with the provisions of this Exhibit A or the Agreed Accounting Procedures consistently applied; without prejudice, however, to a party's right to challenge or propose adjustment to items or entries on grounds that such items or entries are not so in accordance with the provisions of this Exhibit A and the Agreed Accounting Procedures, consistently applied.

                  (c) Following the delivery of the Closing Date Statement to Parent and Spinco, Parent and Spinco will have the right to review the Closing Date Statement to determine whether it was prepared in accordance with this Exhibit A and the Agreed Accounting Procedures. Seller will permit Parent and Spinco and their independent public accountants access at all reasonable times to all of the working papers, analyses and schedules of Seller and the Acquired Companies utilized or prepared in connection with the preparation of the Closing Date Statement. Within the 30-day period after receipt of the Closing Date Statement, Parent and Spinco will, in a written notice to Seller, either accept the Closing Date Statement or describe in reasonable detail any proposed adjustments to the Closing Date Statement and the reasons therefor, in which case the notice from Parent and Spinco will include a special report of the independent public accountants of Spinco and Parent stating that such adjustments are required in accordance with this Exhibit A. If Seller has not received such notice of proposed adjustments within such 30-day period, Parent and Spinco will be deemed irrevocably to have accepted the Closing Date Statement.

                  (d) Parent, Spinco and Seller will negotiate in good faith to resolve any disputes over any proposed adjustments to the Closing Date Statement. However, if any such dispute is not resolved within 30 days following the receipt by Seller of the proposed adjustments, Parent, Spinco and Seller jointly will jointly engage KPMG Peat Marwick to resolve such disputes in accordance with the standards set forth in this Exhibit A, which resolution will be final and binding. Each party will bear a portion of the fees and expenses of that accounting firm equal to the proportion of the disputed amount determined in favor of the other party.

                  (e) Upon the acceptance of the Closing Date Statement by Parent and Spinco or the resolution in writing of any disputes arising out of any proposed adjustments, (A) if the Adjusted Net Tangible Assets of the Acquired Companies, on a combined basis, as set forth on the Closing Date Statement as so accepted or as modified to resolve such disputes is greater than $269,000,000, Parent will promptly (but in no event more than five days thereafter) pay to Seller the amount of such excess, together with interest as computed below, or (B) if the Adjusted Net Tangible Assets of the Acquired Companies, on a combined basis, as set forth on the Closing Date Statement as so accepted or as modified to resolve such disputes is less than $269,000,000, Seller will promptly (but in no event more than five days thereafter) pay to Parent the amount of such difference, together with interest as computed below. Interest will be payable on the amounts set forth above from the Distribution Date through and including the date of such payment at a rate per annum calculated as 6-month LIBOR (appearing on the Dow Jones/Telerate Monitor on Telerate Access Service Page 3750 determined at 11:00 AM London time on the Closing Date and, if necessary, each 6-month anniversary thereof) plus one percent (1.00%), computed based on a 360-day year and the number of days elapsed. Any such payment under this Exhibit A will be made by wire transfer of immediately available funds in U.S. Dollars.